UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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The Children’s Place Retail Stores, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2012

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Wednesday, June 13, 2012, at 9:00 a.m. at the Tarrytown House Estate and Conference Center, 49 East Sunnyside Lane, Tarrytown, New York.

At the Annual Meeting, we will ask you to elect the Class III members of the Board of Directors, to ratify the selection of the independent registered public accounting firm, and to hold an advisory vote concerning named executive officer compensation. We will also update you on the Company’s progress during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the Annual Meeting and provides information about the Company that you should consider when you vote your shares.

It is important that your stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we hope that you will vote on the matters to be considered. You may vote your proxy via the internet, by telephone, or by mail by signing, dating and returning your proxy card in the envelope provided.

Very truly yours,

Norman Matthews
Chairman of the Board

April 27, 2012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2012 Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. will be held at the Tarrytown House Estate and Conference Center, 49 East Sunnyside Lane, Tarrytown, New York, on Wednesday, June 13, 2012, at 9:00 a.m., for the following purposes:

1.	To elect two Class III members of the Board of Directors to serve for a three-year term;

2.	To ratify the selection of BDO USA, LLP, as the Company’s independent registered public accounting firm for fiscal 2012;

3.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers (“Say on Pay”); and

4.	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on April 16, 2012 are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the Annual Meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your proxy card. You may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Bradley P. Cost
Senior Vice President, General Counsel and Secretary
The Children’s Place Retail Stores, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

TABLE OF CONTENTS

VOTING PROCEDURES	1

GOVERNANCE OF THE COMPANY	4

The Company’s Corporate Governance Commitment	4

The Board of Directors	6

Board Nominees	7

Continuing Directors	8

Director Independence	10

Board Leadership Structure	10

Board Role in Risk Oversight	11

Consideration of Board Nominees	11

Communications to the Board of Directors	11

Director Attendance at Annual Meetings	12

Committees of the Board of Directors	12

Audit Committee Report	13

EXECUTIVE OFFICERS	15

EXECUTIVE COMPENSATION	18

Compensation Discussion and Analysis	18

Compensation Committee Report	30

Summary Compensation Table	31

Grants of Plan-Based Awards	33

Outstanding Equity Awards at Fiscal Year-End	35

Option Exercises and Stock Vested	37

Deferred Compensation Plan	38

CEO Employment Agreement	39

Other Arrangements		43

Change in Control Agreements		43

Severance Guidelines		44

Potential Payments Upon Termination or Change in Control		45

Compensation of Directors		46

STOCK OWNERSHIP		48

Stock Ownership of Directors and Executive Officers		48

Stock Ownership of Certain Beneficial Owners		50

Section 16(a) Beneficial Ownership Reporting Compliance		51

Certain Relationships and Related Transactions		51

PROPOSALS REQUIRING YOUR VOTE		52

Proposal 1:	Election of Two Class III Directors	52

Proposal 2:	Ratification of Selection of Independent Registered Public Accounting Firm	53

Proposal 3:	Advisory Vote on Named Executive Officer Compensation (“Say on Pay”)	54

STOCK PRICE PERFORMANCE GRAPH		55

OTHER INFORMATION		56

Future Stockholder Proposals		56

Nominations for Director		56

Cost and Methods of Soliciting Proxies		56

Available Information		56

Other Business		56

PROXY STATEMENT

The Children’s Place Retail Stores, Inc. (referred to in this Proxy Statement as “we,” “The Children’s Place” or the “Company”) is sending you this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”).

We are mailing a printed copy of this Proxy Statement, a proxy card and the 2011 Annual Report on Form 10-K of the Company to our stockholders beginning on or about April 27, 2012. The 2011 Annual Report on Form 10-K mailed with the Proxy Statement is not part of the proxy-soliciting material.

VOTING PROCEDURES

Who Can Vote

The Company has one class of voting stock outstanding: Common Stock. If you were a record owner of Common Stock on April 16, 2012, the record date for voting at the Annual Meeting, you are entitled to vote at the Annual Meeting. At the close of business on April 16, 2012, there were 24,433,654 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock has one vote.

How to Vote

You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so by mail, using the internet or by telephone. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

Voting by Proxy

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by mail, using the internet or by telephone, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether you wish to vote for or against or abstain from voting on each nominee for Class III Director, the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2012, and the approval of the compensation for the Company’s named executive officers on an advisory basis (“Say on Pay”).

If any other matters are properly presented for consideration at the Annual Meeting, the persons named on the voting web site and your proxy card as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting. Attending the Annual Meeting alone will not be deemed to revoke your proxy.

•	Vote by Mail

You can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Time) on Tuesday, June 12, 2012. If you sign and return your proxy card but do not specify how to vote, we will vote your shares in favor of the Board’s nominees for Class III Director and the ratification of the selection of the independent registered public accounting firm, as well as approval of the advisory “Say on Pay” vote.

•	Vote by Internet

You can vote your shares via the internet on the voting web site, which is www.voteproxy.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on Tuesday, June 12, 2012. Our internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

•	Vote by Telephone

If you reside in the United States, Canada or Puerto Rico, you can also vote your shares by telephone by calling the toll-free number provided on the voting web site (www.voteproxy.com) and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on Tuesday, June 12, 2012. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.

Voting at the Annual Meeting

If you wish to vote at the Annual Meeting, written ballots will be available from the ushers at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by mail, using the internet or by telephone, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can follow the instructions given for changing your vote using the internet or by telephone or deliver a valid written proxy with a later date; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding Common Stock of the Company. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

Broker Non-Votes

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal (but, are counted for purposes of determining whether a quorum for the Annual Meeting exists).

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If your broker holds shares in your name and delivers this Proxy Statement to you, the broker is entitled to vote your shares on Proposal 2 even if the broker does not receive voting instructions from you. The broker is not entitled to vote your shares on Proposals 1 or 3 without your instructions.

Required Vote

Proposal 1: Election of Two Class III Directors. Each of the two nominees for Class III Director who receives at least a majority of the votes cast for such nominee, either in person or by proxy, will be elected. Votes cast include votes for or against each nominee and exclude abstentions and withheld authority. This means that if you abstain from voting or withhold authority to vote for a particular nominee, your vote will not count for or against the nominee. As more fully described in “Majority Voting in Director Elections” below, any nominee in this election who does not receive a majority of the votes cast must promptly offer to tender his resignation to the Board. The Nominating and Corporate Governance Committee will then consider the resignation and make a recommendation to the Board. When voting your proxy, the Proxy Committee will vote for each of the nominees unless you instruct otherwise. As discussed above, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise.

Proposal 3: Advisory Vote on Named Executive Officer Compensation (“Say on Pay”). The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on named executive officer compensation. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise.

Proposal 4: Other Matters As May Properly Come Before the Annual Meeting. For any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal, is required for adoption of the proposed resolution. If you abstain from voting on a stockholder proposal, it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote against these proposals unless you instruct otherwise. As discussed above, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is not entitled to vote your shares on either stockholder proposal without your instructions.

Confidential Voting

All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by mail, using the internet or by telephone. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if doing so is necessary to meet legal requirements.

Majority Voting in Director Elections

Under the Company’s charter, in an uncontested election for directors (i.e., an election where there are the same number of nominees as seats on the Board up for election), directors must be elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast is defined to mean that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast “for” or “against” the election of the nominee.

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If a nominee for director who is an incumbent director is not re-elected by a majority of the votes cast as set forth above, and no successor has been elected at the Annual Meeting, the Company’s Corporate Governance Guidelines require the director to promptly offer to tender his or her resignation to the Board.

The Nominating and Corporate Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation or to take other action. The Board will act on the tendered resignation, taking into account the Committee’s recommendation, and will publicly disclose its decision and rationale within 90 days from the date of certification of the election results. The Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate or relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Committee or the decision of the Board with respect to the acceptance or rejection of his or her resignation.

If a director’s resignation is accepted by the Board, or if a nominee who is not an incumbent director is not elected, then the Board in its discretion may determine either to fill such vacancy or to reduce the size of the Board.

In contested elections, where there are more nominees than seats on the Board up for election, directors are elected by a plurality vote. This means that the nominees who receive the most votes of all the votes cast for directors will be elected.

GOVERNANCE OF THE COMPANY

The Company’s Corporate Governance Commitment

The Company’s Board strongly believes that good corporate governance accompanies and greatly aids our long-term business success. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they reflect best practices and promote stockholder value.

Board Independence, Experience and Diversity

•	Strict Director Independence Standards. With the exception of Jane Elfers, the Company’s President and Chief Executive Officer (the “CEO”), the directors who will continue following the Annual Meeting are all independent directors. All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors. For more information regarding the independence standards and the Board’s determinations of independence, see “Director Independence” below.

•	Executive Sessions. The independent directors of the Board are scheduled to meet in executive session, without the CEO or other members of management present, at every regularly scheduled Board meeting. The Chairman of the Board leads these sessions. For more information regarding the role of the Chairman of the Board and the Board’s leadership structure, see “Board Leadership Structure” below.

•	Audit Committee Independence and Financial Literacy. All members of the Audit Committee are independent directors. The Board has also determined that the Chair of the Audit Committee is an “audit committee financial expert,” as that term is defined in the rules of the Securities and Exchange Commission (the “SEC”), and that all members of the Audit Committee meet the independence and financial sophistication requirements of the NASDAQ Stock Market.

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•	Board Experience and Diversity. As its present directors exemplify, the Company values diverse backgrounds and experience, educational achievement, and strong ethical character.

Established Policies Guide Governance and Business Integrity

•	Charters for Board Committees. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has a committee charter developed under the leadership of its committee chair. The committee charters describe the purpose, responsibilities, structure and operations of each committee. The Audit Committee charter reflects the authority and responsibilities of the committee under the corporate governance rules of the SEC and the NASDAQ Stock Market. The committee charters are available on the Company’s web site at http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations.”

•	Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues. As part of its ongoing review of best practices in corporate governance, the Board periodically updates the guidelines. The Board believes the guidelines reflect best practices. The guidelines are available on the Company’s web site at http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations.”

•	Code of Business Conduct. The Company’s Code of Business Conduct promotes the highest ethical standards in all of the Company’s business dealings. The Code of Business Conduct applies to the Company’s directors, officers (including its principal executive officer, principal financial officer and principal accounting officer) and employees. The Code of Business Conduct is available on the Company’s web site at http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations.”

Board Focused on Key Business Priorities

•	Oversight Role of Board. The Board plays a major role in overseeing the Company’s business strategy. It reviews the Company’s strategic and annual plans and receives detailed briefings throughout the year on critical aspects of their implementation. These include performance reviews, product reviews, presentations regarding development initiatives and reports from specific disciplines such as finance, design, merchandising, store operations, planning and allocation, supply chain, real estate and information technology.

Direct Access to Management

•	Management Participation at Board Meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.

•	Direct Access to Management. The Board’s direct access to management continues outside the boardroom during discussions with corporate officers and other employees. Directors are invited to contact senior executives directly with questions and suggestions.

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Ensuring Management Accountability

•	Performance-Based Compensation. The Company has linked the pay of its executives and managers at all levels to the Company’s performance. As described in greater detail under the heading “Executive Compensation - Compensation Discussion and Analysis” below, the Compensation Committee adheres to this pay-for-performance philosophy, and performance-based incentives (cash and equity) comprise a significant component of management’s overall compensation.

•	CEO Evaluation Process. The Board’s evaluation of the CEO is an annual process. As part of the overall evaluation process, Board members meet and speak informally with the CEO to give and seek feedback on a regular basis.

Board Practices Promote Effective Oversight

•	Board Size. Designed to maximize board effectiveness, the Corporate Governance Guidelines provide that the Board will periodically evaluate whether a larger or smaller board would be preferable based on the Company’s circumstances.

•	Directorship Limits. To devote sufficient time to properly discharge their duties, the Corporate Governance Guidelines provide that, without Board approval, (i) directors should not serve on more than five other public company boards, (ii) directors who also serve as CEOs or in equivalent positions of other companies should not serve on more than one other public company board in addition to their employer’s board and the Company’s Board, and (iii) the Company’s CEO should not serve on more than one other public company board in addition to the Company’s Board.

Continuous Improvement through Evaluation

•	Board Self-Evaluation Process. Each year, the Board evaluates its performance against criteria that it has determined are important to its success. The Board then considers the results of the evaluation and identifies steps to enhance its performance.

•	Board Committee Evaluations. Self-evaluations of the Board’s committees are also conducted annually. The results of these evaluations are reviewed with the Board, and, as necessary, enhancements are agreed for each committee.

•	Individual Director Evaluations. Complementing the Board and committee self-evaluations, the Board has also developed an individual director evaluation process. Using director effectiveness criteria selected following a review of external best practices, directors evaluate their peers and the resulting feedback is shared with individual directors. The process enables the directors to provide valuable feedback to one another and identifies areas of strength and areas of focus for enhanced effectiveness.

The Board of Directors

The Board oversees the business, assets, affairs, performance and financial integrity of the Company. In accordance with the Company’s long-standing practice, the Board is independent, consisting of a substantial majority of outside directors. During fiscal 2011, the Board had nine directors, with eight independent directors and one employee director, Jane Elfers, who is the President and Chief Executive Officer of the Company. Sally Frame Kasaks, who has served as a director since 2000, and Malcolm Elvey, who has served as a director since 2002, are not standing for reelection and will retire from the Board effective as of the Annual Meeting. Kenneth Reiss has been nominated to fill one of the positions Ms. Kasaks and Mr. Elvey will vacate at the Annual Meeting. Mr. Reiss has been recommended to the Company by a number of sources, including our Chairman and our Chair of the Audit Committee. If elected, Mr. Reiss will be an independent director. From and after the Annual Meeting, the Board has decreased the number of persons constituting the entire Board of Directors to eight from nine.

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During fiscal 2011, the Board met six times, and the independent directors met regularly in executive session without Ms. Elfers present.

The Company’s charter provides for a “classified” Board comprised of three classes, designated Classes I, II and III, whose members serve staggered three-year terms. Class I directors were last elected at the Company’s 2010 annual meeting of stockholders, Class II directors were last elected at the Company’s 2011 annual meeting of stockholders and Class III directors were last elected at the Company’s 2009 annual meeting of stockholders. Class III directors are to be elected at this year’s Annual Meeting and will serve for a three-year term, extending until the third succeeding annual meeting of stockholders, and in each case until their successors are duly elected and qualified.

Board Nominees

The Company’s Corporate Governance Guidelines outline the characteristics expected of all directors, including independence, integrity, high personal and professional ethics, sound business judgment and the ability and willingness to commit sufficient time to the Board. The Nominating and Corporate Governance Committee annually reviews the individual skills and characteristics of the directors, as well as the composition of the Board as a whole. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of our business and takes into account many factors, including a general understanding of retailing, apparel, marketing, finance and other disciplines relevant to the success of a publicly traded specialty apparel retailer in today’s business environment, educational and professional background, personal accomplishment, gender, age and ethnic diversity. The Nominating and Corporate Governance Committee, however, does not base its nomination of a candidate solely on these factors. The Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. Each nominee and continuing director set forth below satisfies the above criteria. Each nominee and continuing director has served in a senior executive position in a large, complex organization and has gained experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development. This variety and depth of experience enables the nominees to understand the Company’s business and to make significant contributions to the deliberations of the Board. Biographical information and the qualifications of each director nominee for election at this year’s Annual Meeting are set forth below. Mr. Matthews has been a director since 2009 and Mr. Reiss has been nominated to serve on the Board for the first time.

The following table sets forth certain information with respect to the nominees of the Board for election as a Class III director at the Annual Meeting, including their memberships on the Board’s standing committees.

Norman Matthews, 79 Independent Class III Director since 2009	Mr. Matthews currently serves as our Chairman of the Board and as a member of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Matthews served as President of Federated Department Stores until his retirement in 1988. He joined Federated Department Stores in 1978 as Chairman–Gold Circle Stores Division. He was promoted to Executive Vice President of Federated Department Stores in 1982, to Vice Chairman in 1984 and to President in 1987. Prior to joining Federated Department Stores, Mr. Matthews served as Senior Vice President, General Merchandise Manager for E.J. Korvette, and as Senior Vice President, Marketing and Corporate Development for Broyhill Furniture Industries. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange. Mr. Matthews received an MBA from the Harvard University Graduate Business School.

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Public Company Directorships: The Progressive Corporation (1981-current), Henry Schein, Inc. (2002-current), Spectrum Brands (2009-current), Federated Department Stores (1984-1988), Finlay Enterprises (1993-2009), Toys “R” Us, Inc. (1995-2005) and Sunoco, Inc. (1999-2005).

Kenneth Reiss, 69 Independent Class III Director Nominee

Prior to his retirement in June 2003, Mr. Reiss was a partner at the accounting firm of Ernst & Young, L.L.P. since 1977, where he served as the lead external auditor for several publicly traded companies, including Toys “R” Us, Inc., Staples, Inc., Phillips-Van Heusen, Inc. and Kenneth Cole Productions, Inc. Mr. Reiss serves on the Board of Directors of The Wet Seal, Inc., a specialty apparel retailer, and serves as the Chairman of its Audit Committee and as a member of its Nominating and Governance Committee. Mr. Reiss also serves on the Board of Directors of Harman International Industries, Inc., a manufacturer of audio and electronic products for automotive, consumer and professional use, and serves as the Chairman of its Audit Committee and as a member of its Governance and Nominating Committee. Additionally, Mr. Reiss previously served on the boards of directors of each of Eddie Bauer Holdings, Inc., a specialty retailer of men’s and women’s apparel, and Guitar Center, Inc., a musical instrument retail chain.

Public Company Directorships: The Wet Seal, Inc. (2005 – current) and Harmon International Industries, Inc. (2008 – current).

Continuing Directors

The following table sets forth certain information with respect to the Class I and Class II Directors, whose term of office continues beyond the Annual Meeting. Each of our continuing directors possesses strong experience and educational and professional background in areas relevant to the strategy and operations of our business. Each has complementary skills in areas such as strategic and financial planning, financial reporting, corporate governance and leadership development which enables our continuing directors to make significant contributions to our Board.

Joseph Alutto, 70 Independent Class II Director since 2008

Dr. Alutto currently serves as the Chair of our Nominating and Corporate Governance Committee. Since October 2007, Dr. Alutto has served as the Executive Vice President and Provost of The Ohio State University. Dr. Alutto served as the institution’s interim President from July 2007 to September 2007. Prior to these positions, Dr. Alutto served as the Dean of the Max M. Fischer College of Business at The Ohio State University for 16 years.

Public Company Directorships: M/I Homes, Inc. (2005 - current), Nationwide Financial Services, Inc. (2002-2008) and United Retail Group, Inc. (1992-2007).

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Jane Elfers, 51 Class I Director since 2010	Ms. Elfers has served as our President and Chief Executive Officer since January 2010. Ms. Elfers formerly served as President and Chief Executive Officer of Lord & Taylor Department Stores from May 2000 to September 2008. Lord & Taylor was part of The May Department Stores Company during the period May 2000 through August 2005 and a part of Federated Department Stores, Inc. during the period September 2005 until October 2006 when it was acquired by an affiliate of NRDC Equity Partnership.

Robert Fisch, 62 Independent Class I Director since 2004

Mr. Fisch currently serves as a member of our Compensation Committee. Mr. Fisch has over 30 years of experience in the retail industry. Since 2001, Mr. Fisch has served as the President, Chief Executive Officer and Chairman of the Board of rue21, inc., a specialty apparel retailer with over 775 stores across the United States. From 1987 to 1999 Mr. Fisch served as President of Casual Corner Group, Inc., a retailer of women’s apparel. Mr. Fisch started his career at Abraham & Straus in New York.

Public Company Directorships: rue21, inc. (2009-current).

Joseph Gromek, 64 Independent Class II Director since 2011

Mr. Gromek currently serves as a member of our Compensation Committee and, until his retirement in February 2012, served as President and Chief Executive Officer of The Warnaco Group, Inc. (“Warnaco”) since April 2003 and as a member of Warnaco’s Board of Directors. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc., a clothing retailer. From January 2002 until he joined Warnaco in April 2003, Mr. Gromek worked as an independent consultant. Over the last 25 years, Mr. Gromek has held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and Ann Taylor Stores, Inc. Mr. Gromek serves on the Board of Directors of Volunteers of America, Ronald McDonald House, Stanley M. Proctor Company and the American Apparel & Footwear Association; as a member of the Board of Governors of the Parsons School of Design, as a member of the Board of Trustees of the Trevor Day School and as a member of the Advisory Board of the Fashion Institute of Technology.

Public Company Directorships: The Warnaco Group, Inc. (2003 – 2012) and Wolverine World Wide, Inc. (2008 – current).

James Iannone, 39 Independent Class II Director since 2010	Mr. Iannone currently serves as a member of our Audit Committee and serves as President of the Digital Division of Barnes & Noble, responsible for NOOK™ e-Reading devices, software, accessories and retail integration. Mr. Iannone joined Barnes & Noble in 2009 from eBay, where he held roles of increasing responsibility and most recently was that company’s Vice President of Global Search, the largest single investment area at eBay. Previously, he was the Vice President of Buyer Experience at eBay, responsible for all aspects of the customer experience. Mr. Iannone first joined eBay in 2001. Mr. Iannone received an MBA from the Stanford University Graduate School of Business.

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Louis Lipschitz, 67 Independent Class I Director since 2008

Mr. Lipschitz currently serves as the Chair of our Audit Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Lipschitz served as the Executive Vice President and Chief Financial Officer of Toys “R” Us, Inc. from 1996 until his retirement in 2004.

Public Company Directorships: Majesco Entertainment Company (2004–current), New York & Company, Inc. (2005-current), Forward Industries, Inc. (2005–2012) and Finlay Enterprises, Inc. (2006-2009).

Sally Frame Kasaks, who has served as a Director since 2000, and Malcolm Elvey, who has served as a Director since 2002, are not standing for reelection and will retire from the Board effective as of the Annual Meeting.

Director Independence

All of the continuing members of our Board (other than Ms. Elfers) are non-management Directors who meet the criteria for director independence of the listing standards of The NASDAQ Stock Market. All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

The Company’s Corporate Governance Guidelines provide that the Board intends that, except during periods of temporary vacancies, a substantial majority of our directors will be independent. The Board has determined that an independent director is one who the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is considered independent under the listing standards of The NASDAQ Stock Market and under the rules and regulations promulgated by the SEC, as they may from time to time be amended. The Board will also consider all other relevant factors and circumstances bearing on independence.

Each year each Director (and any Director-nominee) completes and submits to the Company a questionnaire which, among other purposes, is used by the Nominating and Corporate Governance Committee to help evaluate whether the Director has any material relationship with us (whether directly or as a partner, stockholder, or officer of an organization that has a relationship with us), including any material relationship with our affiliates and management, pertinent to determining the Director’s independence. With the assistance of the Nominating and Corporate Governance Committee, our Board made a determination that of our continuing Directors, Messrs. Fisch, Gromek, Iannone, Lipschitz and Matthews, and Dr. Alutto are independent within the meaning of the listing standards of The NASDAQ Stock Market, and with respect to the members of the Audit Committee, the provisions of SEC Rule 10A-3. The Board also made a determination that Mr. Reiss, if elected to the Board at the Annual Meeting, will be independent within the meaning of such listing standards.

Board Leadership Structure

The Board selects the Company’s CEO and Chairman of the Board in the manner that it determines to be in the best interests of the Company’s stockholders. The Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s stockholders at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on strategic matters and the management of the Company’s day-to-day operations.

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The Board does not have a policy as to whether the Chairman of the Board should be an independent director, an affiliated director, or a member of management. The Company’s Corporate Governance Guidelines provide that when the Chairman is an affiliated director or a member of Company management, the independent directors shall and otherwise may, from time to time, select an independent director to act as the Lead Independent Director of the Board, with responsibility for coordinating the activities of the other independent directors and for performing the duties specified in these guidelines, including but not limited to (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, (ii) serving as liaison between the Chairman and the independent directors, (iii) approving information sent to the Board, (iv) approving meeting agendas for the Board, and (v) approving meeting schedules to assure that there is sufficient time for discussion, and such other duties as are assigned from time to time by the Board.

Board Role in Risk Oversight

The Company faces a variety of risks, including strategic, operational, financial and compliance risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.

Management performs an annual risk assessment to identify and prioritize the major risks to the Company and to develop mitigation strategies or ensure that mitigation strategies are in place to address identified risks, and periodically reports to the Board on its status. The Board reaches conclusions regarding the adequacy of the Company’s risk management processes based upon the briefings provided by management and advisors as well as upon periodic reports the Board receives from the Audit Committee regarding the Audit Committee’s assessment of financial statement reporting risk and from the Compensation Committee regarding the Compensation Committee’s assessment of the risk, if any, arising from the Company’s compensation policies and practices. In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Consideration of Board Nominees

The Nominating and Corporate Governance Committee acts on behalf of the Board to recruit, consider the qualifications of and recommend to the Board nominees for election as directors by the stockholders and candidates to be elected by the Board to fill vacancies on the Board. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders and will have a policy that there will be no differences in the manner in which it evaluates nominees recommended by stockholders and nominees recommended by the Nominating and Corporate Governance Committee or Company management. Stockholders wishing to suggest director candidates should submit their suggestions in writing to the attention of the Secretary of the Company, providing the candidate’s name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of Company stock. A stockholder wishing to formally nominate a candidate must do so by following the procedures described in our Bylaws which are available from the Secretary of the Company.

Communications to the Board of Directors

Stockholders and other interested parties may communicate directly with the Company’s independent directors by sending an e-mail to childrensplaceboard@childrensplace.com or by writing to Board of Directors, c/o Secretary, The Children’s Place Retail Stores, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094. Stockholders and other interested parties may also communicate with committee chairs by writing to them at the above mailing address, in care of the Secretary. The sender should specify in each communication the applicable addressee or addressees to be contacted. We will initially review communications before forwarding them to the addressee. Our Secretary generally will not forward to the directors a stockholder communication that relates to an improper or irrelevant topic, that requests information about the Company that is generally available (which will instead be forwarded to our Investor Relations Department) or that is unrelated to the stockholder’s ownership of our stock.

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Concerns about accounting, internal controls over financial reporting or auditing matters or possible violations of the Company’s Code of Business Conduct should be reported pursuant to the procedures outlined in our Code of Business Conduct, which is available on our website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations.”

Director Attendance at Annual Meetings

It is the Company’s policy that all members of the Board should attend the Company’s annual meeting of stockholders, unless extraordinary circumstances prevent a director’s attendance. All Directors of the Company attended the 2011 annual meeting of stockholders.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The members of these committees during fiscal 2011 and a summary of the responsibilities of these committees are set forth below. The committee charters are available on our website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations.”

Current Committee Membership (* indicates Chair)

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Louis Lipschitz*	Sally Frame Kasaks*	Joseph Alutto*
Malcolm Elvey	Robert Fisch	Louis Lipschitz
Jamie Iannone	Joseph Gromek	Norman Matthews
Sally Frame Kasaks	Norman Matthews

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, monitors the preparation and integrity of our financial statements, our other financial reports and our overall disclosure practices; the soundness of our system of internal financial controls and our compliance with good accounting practices; and the appointment, qualifications, independence and performance of our independent registered public accounting firm. Additionally, the Audit Committee has oversight responsibility for the performance of our internal audit function and compliance with related legal and regulatory requirements. The Board has determined that all members of the Audit Committee are “independent,” as required by the Exchange Act and the listing standards of The NASDAQ Stock Market and meet the “financial sophistication” requirement within the meaning of The NASDAQ Stock Market rules, and has also determined that Mr. Lipschitz qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met nine times during fiscal 2011, including to review and participate in discussions regarding each quarterly earnings press release prior to its announcement. The Audit Committee also met separately on four occasions in executive session with the Company’s independent registered public accounting firm, head of Internal Audit and other members of management.

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Compensation Committee

The Compensation Committee has been charged with the responsibilities of our Board relating to compensation of our executive officers. The Compensation Committee establishes our management compensation policies and reviews and recommends to the Board the terms of the Company’s incentive compensation plans and programs. The Compensation Committee oversees the implementation of these plans and programs, including the granting of all equity awards, to ensure alignment with the Company’s strategy and performance and determines all aspects of the compensation of our executive officers. All members of the Compensation Committee are independent directors. For more information on the role played by the Compensation Committee in setting the compensation of our executives and the role of executive officers in determining or recommending the amount or form of executive compensation, see “Executive Compensation - Compensation Discussion and Analysis” below. In addition, the Compensation Committee makes recommendations to the Board regarding the compensation of Directors. The Compensation Committee met eight times during fiscal 2011.

The Compensation Committee periodically retains the services of outside compensation consultants to provide it with objective, third party recommendations and advice on the appropriateness of the Company’s compensation of the CEO and other executive officers. In July 2011, the Compensation Committee retained Towers Watson to advise it with respect to such matters and such other matters as the Compensation Committee may direct. Towers Watson does not provide any other services to the Company. Towers Watson works directly with the Compensation Committee and its Chair and meets with the Committee in executive session.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been an officer of the Company and none were employees of the Company during fiscal 2011, and none had any relationship with the Company or any of its subsidiaries during fiscal 2011 that would be required to be disclosed as a transaction with a related person. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends nominees for the Board and develops and implements formal Board self-evaluation procedures. It also makes recommendations to the Board regarding Board and committee structure and corporate governance. In the event of an uncontested election, the Nominating and Corporate Governance Committee also must assess the appropriateness of accepting the resignation of a nominee of the Board for election as a director who is in office as a director and does not receive a majority of the votes cast by the stockholders in respect of his or her election. The Nominating and Corporate Committee met three times during fiscal 2011. All members of the Nominating and Corporate Governance Committee are independent directors.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has authority to appoint, discharge and replace our independent registered public accounting firm, and is directly responsible for the oversight of the scope of its audit work and the determination of its compensation.

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As stated in the Audit Committee’s charter, a copy of which is available on the Company’s website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations,” the Audit Committee’s responsibility is one of oversight. It is the responsibility of our management to establish and maintain a system of internal control over financial reporting and to prepare financial statements of the Company and its subsidiaries in accordance with generally accepted accounting principles and to prepare other financial reports and disclosures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and to issue a report thereon. The Audit Committee does not provide any expert or other special assurance as to our financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee has, among other things, reviewed and discussed with management our audited consolidated financial statements for fiscal 2011, met and held discussions with management and with our independent registered public accounting firm and the head of our internal audit function (both with and without management present) regarding the fair and complete presentation of our financial results and discussed the significant accounting policies applied in our financial statements as well as alternative treatments. The Audit Committee also reviewed and discussed with management, the head of our internal audit function and our independent registered public accounting firm the reports required by Section 404 of the Sarbanes Oxley Act of 2002, namely, management’s annual assessment of our internal control over financial reporting and our independent registered public accounting firm’s attestation report thereon. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as adopted, amended, modified or supplemented, by the Public Company Accounting Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited consolidated financial statements for fiscal 2011 be included in our Annual Report on Form 10-K for such fiscal year for filing with the SEC.

The foregoing Audit Committee report has been submitted by the members of the Audit Committee: Louis Lipschitz (Chair), Malcolm Elvey, Jamie Iannone and Sally Frame Kasaks.

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EXECUTIVE OFFICERS

Set forth below are the names, ages and titles of our executive officers as of April 16, 2012:

NAME	AGE	POSITION
Jane Elfers	51	Chief Executive Officer and President, Director
Eric Bauer	49	Chief Operating Officer
Natalie Levy	47	Executive Vice President, Merchandising & Design
Bradley Cost	58	Senior Vice President, General Counsel, and Secretary
Michael Giannelli	45	Senior Vice President, Design
Kevin Low	40	Senior Vice President, Store Operations
Lori Tauber Marcus	49	Senior Vice President, Chief Marketing Officer
Bruce Marshall	56	Senior Vice President and Managing Director, International
Jason McAndrew	39	Senior Vice President, Planning and Allocation
Lawrence McClure	63	Senior Vice President, Human Resources
Peter Warner	50	Senior Vice President, Global Sourcing
Bernard McCracken	50	Interim Principal Accounting Officer, and Vice President, Controller
John Taylor	45	Interim Principal Financial Officer, Vice President, Finance, and Treasurer

The biography of Ms. Elfers is set forth above under the heading “Governance of the Company – Continuing Directors.”

Eric Bauer joined the Company in May 2011. Mr. Bauer has more than 25 years of broad-based retail experience. Most recently, he spent eight years with GAP, Inc., culminating in his appointment as Executive Vice President, Operations–Chief Operating Officer, for GAP North America where he was responsible for finance, store operations, real estate, distribution, logistics, information technology and their Canadian operations. He previously served as Senior Vice President and Chief Financial Officer for Banana Republic. Prior to GAP, he held the position of Executive Vice President, Administration and Chief Financial Officer for Tickets.com. Mr. Bauer began his career with Banque Arabe et Internationale D’Investissement and subsequently held positions of increasing responsibility with KPMG Peat Marwick, International Marketing Associates, Pepsico Corporation’s Taco Bell Division and Choice Hotels International.

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Natalie Levy joined the Company in April 2010. Ms. Levy began her career with R.H. Macy and Company and also held a series of merchandising positions with Mervyn’s and Caldor. She joined Lord & Taylor in 1999 where she spent seven years and last held the position of Senior Vice President/GMM for Proprietary Brands with responsibility for all apparel, shoes, handbags, accessories and gifts. Ms. Levy is a graduate of Simmons College with a degree in Retail Management.

Bradley Cost joined the Company in December 2010. Prior to joining us, Mr. Cost had been a partner with Bachelder Law LLP since September 2006, where he specialized in corporate governance, securities and senior executive compensation matters. Prior to that, Mr. Cost was a partner in private practice in New York City for over 20 years representing numerous public and private companies in securities, mergers & acquisitions and corporate matters. He earned his undergraduate degree from Georgetown University and law and graduate business degrees from Northwestern University.

Michael Giannelli joined the Company in March 2011. Mr. Giannelli has more than 20 years of design experience. He spent 18 years with Gap Inc. culminating in his appointment as Vice President, Gap Body. For 12 years of his tenure with that company, Mr. Giannelli designed children’s apparel and non apparel for Gap Kids and Baby Gap. Most recently, Mr. Giannelli held the position of Senior Vice President, Design for Ann Taylor Loft.

Kevin Low joined the Company in September 2011. Prior to joining us, Mr. Low spent 15 years with GAP, Inc. culminating in his appointment as Zone Vice President—Northeast in 2007 responsible for store operations at 515 stores in 6 regions and 23 districts. During his tenure at GAP, Inc., Mr. Low held positions of increasing responsibility as a manager of stores and as a district and regional store manager.

Lori Tauber Marcus joined the Company in November 2011. Ms. Marcus has over 25 years of broad-based global marketing experience. She spent 25 years with Pepsico Corporation culminating in her appointment as Senior Vice President, Marketing Activation in 2008. During her tenure at Pepsico, Ms. Marcus held executive positions of increasing responsibility in the areas of branding, marketing and strategy.

Bruce Marshall joined the Company in March 2011. Mr. Marshall has more than 25 years of experience managing franchising, licensing and joint ventures for global brands. Most recently, from 2006 to 2010, he was Senior Vice President and Managing Director, International Development and Operations, for Claire’s Stores Inc., where he was responsible for their joint venture and franchise operations across 23 countries. Previously, he spent six years with Warner Bros. culminating in his appointment as Senior Vice President and Managing Director, Asia Pacific. Mr. Marshall began his retail career with Marks and Spencer, where he spent 16 years in a variety of managerial positions, including across Central and Eastern Europe.

Jason McAndrew joined the Company in April 2012. Prior to joining us, Mr. McAndrew spent 6 years in senior executive positions with Ann Inc. (formerly Ann Taylor) culminating in his appointment as Senior Vice President, Corporate Inventory Operations. For over six years prior to Ann Inc., Mr. McAndrew held planning and distributions management positions with Gap Inc.

Lawrence McClure joined the Company in March 2010. Prior to joining us, Mr. McClure served as Senior Vice President of Human Resources at Liz Claiborne Inc. for over eight years where he helped establish a global human resources presence within a diverse set of brands. Prior to that, he held senior human resources leadership roles with The Dexter Corporation, Aetna, and United Technologies.

Peter Warner joined the Company in September 2011. Most recently, he was Senior Vice President Global Sourcing and Operations for Liz Claiborne Inc. Mr. Warner has over 20 years of experience in global product development, sourcing, logistics and distribution activities. Prior to joining Liz Claiborne in 2008, Mr. Warner held the position of Senior Vice President, Global Sourcing and Production at Banana Republic from 2005. Mr. Warner began his career with Nike, Inc. and subsequently held positions of increasing responsibility with Foot Locker, Inc. and Ann Taylor, Inc.

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Bernard McCracken has held various finance and accounting positions with the Company since 2004 and has been the Company’s Controller since 2009, Vice President, Controller since 2010 and Interim Principal Accounting Officer since February 2011. Prior to 2004, Mr. McCracken was the Vice President of Finance for Meldisco, a division of Footstar, Inc., and a Manager in Deloitte & Touche’s consulting group.

John Taylor has held various finance positions with the Company since 2005 and has been our Vice President, Finance since 2007 and our Interim Principal Financial Officer since February 2011. From 1997 to 2005, Mr. Taylor held various finance positions with Dell Inc. Mr. Taylor earned an MBA from the University of Washington.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our business mission is to build on our position as the largest pure-play children’s specialty apparel retailer in North America in order to deliver long-term shareholder return by expanding our market share in North America, expanding internationally, and consistently delivering quality, value and fashion to our customers.

The Company’s compensation programs are designed to align compensation with our business goals and to pay for performance. We emphasize performance-based compensation to motivate our executives and other members of management and long-term compensation to incentivize and retain those who are expected to contribute to the long-term success of the Company and to deliver significant total shareholder return (TSR).

Performance – TSR and Operating Results

In January 2010, Jane Elfers became our CEO. Since then, she has assembled a strong senior leadership team across our Company, including in design, merchandising, marketing, planning and allocation, supply chain, store operations, outlets and international. This team has been sharply focused on driving our key growth initiatives, and we achieved significant progress in fiscal 2011 on each of these initiatives. This success in turn, drove our operating results and TSR, despite the continued economic uncertainty experienced in fiscal 2011:

•	Total Shareholder Return. As shown below, our 1, 3 and 5 fiscal year TSRs were above the median TSRs of our Peer Group, and also above the median TSRs of the 45 companies in the apparel retail Global Industry Classification Standard.

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•	Stock Price. As the chart below shows, our stock price has increased more than 57% over the last two fiscal years since Jane Elfers became our CEO.

•	Increase in Revenues. Our revenues grew over 2.5% in fiscal 2011, driven by new store growth and continued growth in our e-commerce business.

•	Strong Cash Flow and No Debt. Fiscal 2011 cash flow from operations of over $156 million, together with cash on hand, permitted us to:

•	Repurchase over $90 million of our Common Stock,

•	Fund approximately $80 million of capital expenditures to outfit new stores, remodel existing stores and upgrade our information technology systems, and

•	End fiscal 2011 with no debt and over $176 million of cash on our balance sheet, ample liquidity to continue to execute on our growth initiatives.

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Performance – Growth Initiatives

Set forth below is a brief summary of the significant progress we made during fiscal 2011 on our key growth initiatives:

•	Strengthened Our Merchandise – we revamped our apparel, accessory and footwear assortments, and invested in high margin product offerings.

•	Accelerated New Store Growth – we opened 88 new stores in fiscal 2011 and developed a roadmap for international expansion leading to the planned opening of The Children’s Place stores by our franchise partners in the Middle East in the second half of fiscal 2012.

•	Optimized Inventory Management – we reduced carryover inventory by over 15% and inventory per square foot by more than 3%.

•	Sharpened Marketing Message – we focused on strengthening our brand with our core customers using our proprietary email data base which has doubled in size over the last two years.

•	Drove E-Commerce Growth – we increased comparable e-commerce sales by more than 20% in fiscal 2011.

Best Practices

During fiscal 2011, the Compensation Committee engaged in a number of activities to ensure that our executive compensation programs reflect best practices and remain aligned with the interests of our shareholders, including:

•	Stock Ownership Guidelines. Stock ownership guidelines were adopted for our non-employee directors and our CEO in fiscal 2011 (see “Stock Ownership Guidelines” below).

•	Equity Incentive Plan. Our 2011 Equity Incentive Plan (the “2011 Plan”) was adopted by the Compensation Committee during fiscal 2011. The 2011 Plan was approved by our stockholders in May 2011 by over 90% of the total number of votes cast.

•	Peer Group Review. In fiscal 2011, the Company’s Peer Group was reviewed and updated as described more fully below in this CD&A.

•	Clawback. Our 2011 Plan provides for the recovery (“clawback”) of excess incentive compensation in the event of a restatement of our financial statements due to a material noncompliance with financial reporting requirements.

•	Emphasis on the Long Term. In fiscal 2011, the Company continued its long-standing practice of emphasizing the long-term component of compensation. For fiscal 2011, at target, long-term equity awards at their grant date value constituted approximately 82% of the compensation opportunity of our CEO and approximately 59% of the compensation opportunity of our other named executive officers (“NEOs”) in the Summary Compensation Table below.

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•	Modest Perquisites. The Company provides modest perquisites to its executives, including the NEOs. For fiscal 2011, perquisites represented approximately 1% of our CEO’s total compensation, at target, and approximately 0.7% of our other NEOs’ total compensation, at target (excluding one-time relocation costs).

Prior to fiscal 2011, the following matters were adopted by the Company:

•	No Tax Gross-Ups. Executives do not receive tax gross-up payments for “golden parachute” excise tax or other payments, except in connection with certain relocation expenses.

•	Policy Against Hedging. Directors and employees are prohibited from engaging in hedging or derivative transactions involving our Common Stock.

* * *

Compensation Philosophy

To realize our business goals and to further our growth initiatives, we rely on the contributions of our executives and all of our other employees. In fiscal 2011, we continued to focus on building a culture that recognizes the collective contributions of all employees, promotes the values of respect and diversity in the workplace, and encourages and rewards teamwork and collaboration.

Our compensation philosophy is designed to support our business mission, growth initiatives and culture. We use the following principles in developing and implementing compensation programs to achieve these objectives and to foster our culture:

•	Align pay and performance —Provide the majority of executives’ compensation opportunity through short and long-term incentive compensation that supports achievement of our business strategy and long-term growth initiatives;

•	Drive strong business results —Support the Company’s business goals of fostering profitable growth and increasing shareholder value;

•	Focus on long-term shareholder return —Align the interests of executives and shareholders through the use of equity compensation; and

•	Support teamwork —Promote alignment and collaboration across corporate functions by rewarding team performance and ensuring that the Company’s executives share in the success they create.

These principles form the framework for the Compensation Committee and management to evaluate existing compensation programs and to implement new ones, from time to time. The Compensation Committee assesses and adjusts these principles, as necessary, to ensure that they meet changing economic, business and competitive conditions and that they continue to be aligned with our business objectives, culture and shareholder interests.

At last year’s annual meeting of stockholders, the votes cast in favor of the Company’s fiscal 2010 executive compensation constituted over 98% of the total number of votes cast on the advisory “Say on Pay” proposal. The Company considers this vote to be an overwhelming approval of our compensation philosophy, the above principles and the Company’s application of those principles in the design and implementation of our executive compensation programs. Accordingly, in fiscal 2011, the Company has continued to apply the same principles to executive compensation.

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Peer Group

The Company uses comparative compensation data from a group of other leading retail companies in our size range, referred to in this CD&A as the “Peer Group,” as a point of reference in designing our compensation programs and in setting compensation levels. We do not use this data as a single determinative factor, but rather as an external check to verify that our compensation programs are reasonable and competitive in light of compensation practices at similarly situated companies.

In fiscal 2011, the Compensation Committee, with the assistance of Towers Watson, our independent compensation consultants, reviewed the Peer Group to determine if any changes were warranted. Two companies that went private were removed from the Peer Group (Gymboree and J.Crew), and two companies were added (Buckle and Express). The Peer Group is comprised of specialty apparel retailers, including those who compete with us, with revenues generally between one-half and two times our revenues. For fiscal 2011, the Peer Group consisted of the following 16 companies:

Peer Group
Abercrombie & Fitch	Chico’s FAS
Aeropostale	Collective Brands
American Eagle Outfitters	DSW
Ann (formerly Ann Taylor)	Express
Ascena (formerly Dress Barn)	New York & Company
Buckle	Pacific Sunwear of California
Carter’s	Talbots
Charming Shoppes	Urban Outfitters

Benchmark compensation data was collected from the Peer Group for the Company’s three primary compensation components discussed below (base salary, annual incentive pay and long-term incentive pay), both individually and in the aggregate. The Compensation Committee also reviewed our performance relative to the Peer Group on a number of financial metrics to assess our pay-for performance alignment relative to that of the Peer Group.

Compensation Components

The Company’s executive compensation programs generally consist of the following three primary components:

•	Base salary;
•	Performance-based annual incentives in the form of cash bonuses; and
•	Long-term incentives in the form of both performance-based stock awards and time-vested stock awards.

In allocating compensation among these three components, we seek to provide reasonable and competitive levels of fixed compensation (salary), while emphasizing performance-based annual and long-term incentive compensation tied to our overall performance and time-vested incentive compensation which encourages management retention and a longer-term focus.

The mix between annual incentives (cash bonus) and long-term incentives (equity) is determined based on competitive practices, including within our Peer Group, with emphasis placed on long-term incentives.

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The chart below summarizes our three primary components of compensation as a targeted approximate percentage of compensation for our NEOs in fiscal 2011:

Fiscal 2011

Position	Base Salary[1]	Annual Performance-Based Incentive (Bonus)	Total Cash	Long-Term Time-Vested Equity	Long-Term Performance -Based Equity	Total Long-Term Incentives (Equity)
CEO	8.2%	9.8%	18.0%	41.0%	41.0%	82.0%
COO	20.6%	15.5%	36.1%	35.1%	28.8%	63.9%
Other NEO’s2	31.2%	14.3%	45.5%	37.8%	16.7%	54.4%

(1)          Annualized.

(2)          Other than Susan Riley who resigned on February 10, 2011.

Role of the Compensation Committee, the CEO, Other Executives and Compensation Consultant

Each member of the Compensation Committee is independent, in accordance with applicable rules of The NASDAQ Stock Market. For more information about the Compensation Committee’s composition, responsibilities and practices, see “Governance of the Company - Committees of the Board of Directors” above.

The Compensation Committee reviews and approves target compensation levels, applicable performance metrics and other terms of the Company’s executive compensation programs, determines the total amounts to be awarded each year under these programs, and evaluates and approves the salary, target annual bonus level, actual annual bonus payments, equity incentive awards and other benefits provided to our executive officers. Accordingly, the Compensation Committee approved the compensation for each of the Company’s NEOs for fiscal 2011.

Generally, the Compensation Committee works with the Company’s Chief Executive Officer, Senior Vice President, Human Resources and the Company’s independent compensation consultant in establishing our executive compensation policies and programs and in making specific executive compensation decisions. Compensation decisions regarding executive officers, other than the Chief Executive Officer, are made after the Compensation Committee reviews performance evaluations and recommendations with respect to salary adjustments, annual bonus awards and incentive awards prepared by the Chief Executive Officer. The Compensation Committee then exercises its discretion in deciding whether or not to modify any such recommended adjustments or awards. The Chief Executive Officer compensation package is set independently by the Compensation Committee, without the involvement of the Chief Executive Officer. Once set by the Compensation Committee, this compensation package is submitted to the full Board for approval.

In fiscal 2011, the Compensation Committee retained Towers Watson, a nationally recognized compensation consulting firm, as our independent compensation consultant to advise the Committee with respect to executive compensation matters. As a first step in supporting the Compensation Committee, Towers Watson conducted a review of the Company’s executive compensation programs. As a result of this review, Towers Watson has been actively involved in advising the Compensation Committee on the design of the long-term incentive awards under our 2011 Plan, updating the Company’s Peer Group, the setting of target compensation levels and performance goals, and ensuring that there is a strong positive relationship between earned compensation and performance, as measured by operating results and increase in shareholder value.

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Base Salary

Base salaries are designed to provide a reasonable, competitive level of fixed compensation. Salaries above the Peer Group median are paid to key contributors to our success. Setting salaries in the median range or above mitigates the incentive that might otherwise exist for an executive to support short-term focused or higher-risk business strategies if fixed compensation were set below market rates. Accordingly, salaries for the NEOs in fiscal 2011 ranged between the median and 75th percentile of salaries for similar jobs in the Peer Group based on the most recent data available to the Company.

Performance Targets

At the beginning of fiscal 2011, the Compensation Committee set specific operating income goals for purposes of the annual incentive opportunity (cash bonus) and long-term performance-based incentive awards (equity) for executives, including the NEOs, and other members of management. The operating income measure was selected to create a strong focus on our overall profit goal and the underlying drivers of revenues and cost control. Set forth below are the operating income targets applicable to performance-based incentive awards, both annual and long-term, in fiscal 2011:

Measure of Performance	Threshold 50% of target award	Target 100% of target award	Maximum 200% of target award
Operating Income (millions)	$130.8	$142.1	$159.2

Annual Incentives—Cash Bonuses

Cash bonuses are designed to reward performance over a one-year period against a pre-established financial performance measure set by the Compensation Committee and, in certain cases, against individual objectives set by our CEO, both at the beginning of the fiscal year. Achievement of the financial performance measure is determined by the Compensation Committee based on audited financial results available early in the following year in accordance with a set formula based on the achievement of actual operating income against an operating income target.

Our executives, including the NEOs, are each assigned a bonus award opportunity, which is expressed as a percentage of base salary. For fiscal 2011, the target bonus award opportunity for each of the NEOs was: Ms. Elfers 120% of her base salary (as provided in her amended employment agreement); Mr. Bauer 75% of his base salary; Ms. Levy 60% of her base salary; Ms. Marcus 40% of her base salary; and Mr. Taylor 25% of his base salary. For fiscal 2011, the formula-driven award payouts ranged from zero, if performance fell below Threshold, 100% of target if the operating income performance target was met, to a maximum of 200% of target.

As a result of the Company’s actual operating income for fiscal 2011 of approximately $110 million, no NEO received an incentive cash bonus for fiscal 2011. However, Mr. Bauer was paid a $525,000 bonus as called for by the terms of his sign-on arrangements with the Company entered into in May 2011 and Ms. Marcus was paid a $100,000 sign-on bonus as called for the by the terms of her employment arrangements with the Company entered into in October 2011.

Long-Term Incentives – Equity Awards

The Company’s long-term incentive compensation is designed to focus our executives, including the NEOs and other members of management, on long-term performance, and to reward their contribution to our long-term growth and increase in shareholder value. Consistent with our long-standing practice to reward our associates for the long-term value they create, and to create common interests between management and our shareholders, long-term equity grants are a significant component of total compensation for our executives, including the NEOs.

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During fiscal 2011, we granted time-vested and performance-based deferred stock awards under our 2005 Equity Incentive Plan (the “2005 Plan”) until our shareholders approved our 2011 Plan in May 2011. Following the adoption of the 2011 Plan, we use two types of long-term incentives, each paid in the form of shares of Common Stock: time-vested restricted stock units (“RSUs”) and performance-based RSUs (which also include a deferred pay-out component such that, if earned, performance shares are paid out on later dates). We typically award performance-based and time-vested RSUs once a year, in the first quarter of our fiscal year. For fiscal 2011, all of our senior executive officers, other than our CEO and those senior executives who commenced their employment during the year, received equity awards in a ratio of 60% performance vested and 40% time-vested. At January 28, 2012 (the end of our 2011 fiscal year), there were 2,238,922 shares available for grant under our 2011 Plan.

Time-Vested Stock Awards

In general, time-vested stock awards are subject to annual vesting in three equal installments beginning on the first anniversary of the date of the award. The three-year vesting period underscores the long-term focus of this award program and is designed to retain and motivate the NEOs and other Company executives.

During fiscal 2011, time-vested deferred stock awards were made to Mr. Bauer and Ms. Marcus in connection with their initial employment by the Company and to each of Ms. Levy and Mr. Taylor as part of our annual long-term incentive award grants to eligible employees. In addition, in fiscal 2011, Ms. Elfers received a time-vested deferred stock award under her amended employment agreement (see “CEO Compensation” below).

See the “Grants of Plan-Based Awards” table below for the number of time-vested stock awards granted to NEOs in fiscal 2011. See the “Option Exercises and Stock Vested” table below for the number of shares of time-vested stock that vested to Ms. Elfers, Ms. Levy and Mr. Taylor during fiscal 2011 arising out of prior fiscal year grants.

Performance-Based Stock Awards

Performance-based awards are used to motivate decision-making designed to achieve key business objectives. Performance-based awards ensure that payouts are tied directly to a pre-established performance measure (operating income) which is critical to the achievement of shareholder value. As mentioned earlier, the operating income measure was selected to create a strong focus on our overall profit goal and the underlying drivers of revenues and cost control. Given that the payouts under the performance-based stock awards are dependent on the achievement of an operational goal that is directly influenced by the performance of management, these awards are intended to ensure that volatility in stock price does not create an incentive for an executive to support short-term focused or higher-risk business strategies at the expense of stable, long-term growth.

For fiscal 2011, the NEOs (other than Ms. Marcus, given that she joined the Company late in the fiscal year) were granted performance-based deferred stock awards having a one-year performance cycle and, if earned based on achieving a performance target, a three-year cliff vesting in April 2014 provided that the applicable NEO is employed at that time. Mr. Bauer received his performance-based award in connection with his initial employment by the Company, Ms. Levy and Mr. Taylor received their performance-based equity awards as part of our annual long-term incentive award grants to eligible employees, and Ms. Elfers received her performance-based stock award under her amended employment agreement (see “CEO Compensation” below).

As a result of the Company’s actual operating income for fiscal 2011 of approximately $110 million, no NEO earned any performance shares for fiscal 2011.

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Benefits and Perquisites

In addition to the three primary components of compensation discussed above, the Company provides its executives, including the NEOs, and other members of management, with the same employee benefits other employees receive, including matching contributions to our 401(k) plan, health insurance coverage and life insurance coverage. In addition, they receive an opportunity to participate in our deferred compensation plan, an opportunity to purchase group long-term disability coverage and supplemental disability coverage, and certain perquisites. These perquisites are modest and, for fiscal 2011, represented approximately 0.7% of our NEOs’ (other than Ms. Elfers) total compensation at target (excluding one-time relocation costs). In the case of Ms. Elfers, under her amended employment agreement, these perquisites consisted primarily of the use of a Company car and driver, as well as financial planning and tax preparation services (not to exceed $20,000 annually), payment or reimbursement for the premium cost (not to exceed $10,000 annually) of supplemental life insurance, and payment or reimbursement for the premium cost (not to exceed $25,000 annually) of supplemental long-term disability insurance. These prerequisites represented approximately 1% of Ms. Elfers’ total compensation, at target. For more information on perquisites provided to the NEOs in fiscal 2011, see the “Summary Compensation Table” below. Any personal income taxes due as a result of these perquisites are the responsibility of the NEOs – we do not provide tax gross-ups to our executives, including the NEOs (other than in connection with certain relocation expenses).

The compensation and benefits payable to the NEOs in the event of termination or a change in control are described below under “Potential Payments Upon Termination or Change in Control”. The Company’s severance programs are designed to provide our employees with fair and adequate replacement income based upon market practice. In general, the NEOs participate in the same severance programs that are available to other employees. In addition, the Compensation Committee has approved change in control severance agreements with each of our executive officers, including the NEOs (other than our CEO, who is entitled to change in control severance benefits under her amended employment agreement). These agreements are intended to achieve our objective of attracting and retaining strong talent by offering competitive compensation and protections and motivating executives to concentrate on building shareholder value. The potential payments and benefits under these various programs did not influence the decisions discussed in this CD&A regarding the setting of salary, annual bonus and long-term incentives for the NEOs since these programs serve very different purposes.

Stock Ownership Guidelines

The Board believes it is important that our directors and our CEO have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s shareholders. Accordingly, in fiscal 2011, stock ownership guidelines were adopted for our non-employee directors and our CEO.

The guideline for our CEO provides that she is to own a number of shares of Common Stock having a value equal to three times her annual base salary, that she has five years from the adoption of the guideline to comply with the ownership requirement, and that ownership is defined to be shares owned, performance shares earned, but not delivered, and unvested time-vested stock awards. Failure to meet or, in unique circumstances, to show sustained progress toward meeting this stock ownership guideline may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.

The guideline for our non-employee directors is three times the amount of the annual cash retainer paid to these directors, calculated as of the later of the date the guideline was adopted and the date the director is elected to the Board. These directors are required to achieve the ownership guideline within three years of joining the Board, or, in the case of directors serving at the time the guideline was adopted, within three years of the date of adoption of the guideline.

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Policies and Provisions Concerning Equity Grants, Recovery of Incentive Compensation and Hedging.

Equity Grant Policy. We make equity awards pursuant to our Policy Regarding Awards of Equity-Vested Incentives to Executive Officers and Other Employees (the “Equity Grant Policy”), which was adopted by our Board of Directors in 2007. The Equity Grant Policy applies to all awards of equity compensation to employees and sets forth procedures with respect to the granting, reporting, documenting and timing of awards. The Equity Grant Policy is intended to help ensure that all equity awards are made in accordance with applicable laws, are properly accounted for and disclosed, and are otherwise handled in accordance with the Board’s intentions and good business practices. Subject to oversight by the Board, the Compensation Committee is charged with supervising the application by management of the Equity Grant Policy.

Under the Equity Grant Policy, all awards must be approved by the Compensation Committee, which must approve the recipient, the number of shares involved in the award (or a formula for determining the number of shares) and all other material terms before the award is given effect, except that, as permitted by the Equity Grant Policy, the Compensation Committee has delegated the granting of equity awards to associates other than executive officers or a member of the Board to a committee of three senior executive officers who, during fiscal 2011, consisted of our CEO, Senior Vice President, Human Resources and Senior Vice President, General Counsel.

Recovery (“Clawback”) of Incentive Compensation. Our 2011 Plan provides that an equity award agreement adopted by the Compensation Committee may provide for the recovery (“clawback”) of incentive compensation awards under the 2011 Plan in certain circumstances. The Compensation Committee has adopted an equity award agreement under the 2011 Plan which provides that, in the event of a restatement of our financial statements due to a material noncompliance with financial reporting requirements, awardees are required to promptly return to us any compensation received by them under the award agreements which is in excess of what they would have been received if the compensation had been calculated using the restated results.

Under Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), if the Company is required to prepare an accounting restatement due to a material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our Chief Executive Officer and Chief Financial Officer must reimburse us for any bonus or other incentive based or equity-based compensation received by them during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the document embodying that restatement, and any profits realized by them from the sale of the Company’s securities during that 12-month period. In the event of any future restatement, we will rely on an evaluation by the Board, after receiving advice of counsel, as to whether the circumstances giving rise to any restatement of the Company’s financial statements warrant our seeking to recover any compensation from executives.

Under Section 954 of Dodd-Frank, the SEC is to direct national securities exchanges to prohibit the listing of any security of an issuer if that issuer fails to develop and implement a policy providing that, in the event that the issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer with any financial reporting requirement under the securities laws, the issuer will recover from any current or former executive officer of the issuer who received incentive based compensation during the three-year period preceding the date on which the issuer is required to prepare an accounting statement, based on erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. SEC rule making, and the related issuance of listing rules by national securities exchanges, is required before Section 954 of Dodd-Frank will become operable.

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Hedging Policy. Section 955 of Dodd-Frank directs the SEC to adopt rules concerning proxy statement disclosure of whether employees and directors of public companies are permitted to purchase financial instruments to hedge or offset any decrease in market value of shares granted by the public company as compensation or otherwise held by such person. SEC rule making is required before Section 955 of Dodd-Frank will become operable.

The Company has a policy prohibiting hedging and related matters (which policy will be reviewed following future SEC rule making in connection with Section 955 of Dodd-Frank). The Company’s Insider Trading Policy provides that:

“No director, officer or associate may trade in derivatives of The Children’s Place stock (other than by exercising an option granted by the Company to the holder to purchase stock). That is, puts, calls, and other financial derivatives may not be purchased or sold. No financial transactions may be entered into which could “lock in” the price of The Children’s Place stock, such as a hedging transaction. In addition, “short sales” of The Children’s Place stock (a sale of securities which are not then owned), including a “sale against the box” (a sale with delayed delivery) are prohibited. Directors, officers and associates are also prohibited from holding The Children’s Place securities in a margin account that permits the sale of The Children’s Place securities should the value of the account decline.”

Change in Control Arrangements.

For a discussion of our change in control arrangements, see “CEO Employment Agreement” and “Change in Control Agreements” below.

Tax and Accounting Considerations

Section 162(m) of the Code limits the tax deductibility of certain compensation paid to NEOs. This provision disallows the deductibility of certain compensation to our NEOs in excess of $1 million per year unless it is considered performance-vested compensation under the Code. We generally endeavor to pay compensation to the NEOs that is tax deductible to the Company under Section 162(m) of the Code; however, we may forgo any or all of the tax deduction if we believe it to be in our best long-term interests and that of our shareholders. The Company believes that all performance-based long-term incentives and annual incentives granted to NEOs qualify as performance-based compensation under Section 162(m) of the Code, but that time-vested long-term incentives and guaranteed bonuses granted to them do not.

Other provisions of the Code can also affect compensation decisions. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to executives and strives to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.

Section 280G of the Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Code imposes a 20% excise tax on those payments. The Compensation Committee takes into account the potential implications of Section 280G in determining potential payments to be made to executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.

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The Company does not provide tax gross-ups for any “golden parachute” excise tax payable under Sections 280G and 4999 of the Code. Rather, upon a termination of employment in connection with a change in control that gives rise to the payment of severance, the NEOs and other executives party to the Company’s change in control severance agreements (and Ms. Elfers pursuant to her amended employment agreement) will receive the greater of (i) the largest portion of the payment that is not subject to a “golden parachute” excise tax under Sections 280G and 4999 of the Code or (ii) the full amount of the payment if the net-after-excise tax amount retained by the executive would exceed the amount in clause (i). See “Employment Agreement” and “Change in Control Agreements” below.

CEO Compensation

The Company and Jane Elfers, our CEO, entered into a three-year employment agreement in December 2009. In March 2011, the Company and Ms. Elfers entered into an amended and restated employment agreement (the “amended employment agreement”) for an extended term expiring on April 15, 2015, with automatic one-year renewals unless either party gives the other 90 days written notice prior to the expiration of a term. In connection with the amended employment agreement, the Compensation Committee worked with Hay Group, our independent compensation consultant at the time, to analyze the compensation arrangements for Ms. Elfers, including as compared to CEOs in our Peer Group. In March 2012, the amended employment agreement was further amended. The discussion below under the heading “CEO Employment Agreement” summarizes this amendment, including to increase Ms. Elfers’ base salary to $1,100,000 annually.

The amended employment agreement was approved by the Board following its receipt of a recommendation for approval from the Compensation Committee. In making its recommendation of approval to the Board, the Compensation Committee took into account the significant progress the Company had made during Ms. Elfers’ tenure on our five key growth initiatives, as well as the depth of experience and talent of the senior management team that Ms. Elfers had assembled since joining the Company in January 2010. The Compensation Committee (and the Board) determined that it was important and in the best interests of our customers, employees and shareholders to provide both for continuity in strong and effective leadership and for appropriate performance-based and other incentives to motivate and retain that leadership. Further, in recognition of our TSR performance and the substantial increase in our stock price experienced during Ms. Elfers’ tenure (see “Executive Summary” above), as well as the significant progress on the Company’s growth initiatives, on April 20, 2012, the Compensation Committee granted to Ms. Elfers 100,000 time-vested RSUs. These RSUs will vest as to one-third (1/3) of the number of shares covered thereby on the first, second and third anniversaries of the date of grant and contain the same terms as Ms. Elfers’ other time-vested equity awards.

Set forth below under the heading “CEO Employment Agreement” is a discussion of certain of the terms contained in the amended employment agreement. These terms include an extension of the term of Ms. Elfers’ employment with us to address the Compensation Committee’s (and the Board’s) continuity objective. These terms also include the grant and agreement to grant to Ms. Elfers time-vested stock awards to address the retention objective, and performance-based stock awards to address the motivation objective. In keeping with the Compensation Committee’s emphasis on the long-term, long-term equity incentives, at target, comprised approximately 82% of Ms. Elfers’ annual compensation under the amended employment agreement in fiscal 2011. The remaining approximately 18% is comprised of base salary, cash bonus, at target, benefits and perquisites. Also, in keeping with our pay-for-performance philosophy, Ms. Elfers’ performance-based stock awards, at target, comprise two-thirds (2/3) of all stock awards (performance-based and time-vested) required to be granted to Ms. Elfers over the term of the amended employment agreement pursuant to its terms. The base salary and annual cash bonus provided for in the amended employment agreement were, at the time the amended employment agreement was entered into, at the median of that paid to CEOs in our Peer Group.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2011 and this Proxy Statement.

The foregoing Compensation Committee report has been submitted by the members of the Compensation Committee: Sally Frame Kasaks (Chair), Robert Fisch, Joseph Gromek and Norman Matthews.

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Summary Compensation Table

The following table shows the compensation of the Company’s President and Chief Executive Officer (our principal executive officer), our principal financial officers, and the three other most highly compensated executive officers (NEOs) for fiscal 2011 and, to the extent any of these officers was an NEO in the prior years, for fiscal 2010 and fiscal 2009.

					Non-Equity
Name and					Incentive Plan
Principal		Salary		Stock Awards	Compensation	All Other
Position	Year	(1)	Bonus	(2)	(3)	Compensation		Total
Jane Elfers	2011	$1,000,000	-	$9,999,978	-	$118,359	(5)	$11,118,337
President and Chief	2010	1,000,000	$1,000,000		-	162,962	(6)	2,162,962
Executive Officer (4)	2009	57,692	-	5,112,705	-	12,591	(7)	5,182,988

Eric Bauer	2011	$484,615	$525,000	$2,163,000	-	$293,649	(9)	$3,466,264
Chief Operating Officer (8)

Natalie Levy	2011	$614,538	-	$1,053,900	-	$218,986	(11)	$1,887,424
Executive Vice President,	2010	388,462	$35,000	726,525	$217,560	553	(12)	1,368,100
Merchandising and								-
Design (10)

Lori Tauber Marcus	2011	$78,462	$100,000	$1,080,800		$40,124	(14)	$1,299,386
Senior Vice President,
Chief Marketing Officer (13)

John Taylor	2011	$299,692	-	$210,780	-	$6,507	(16)	$516,979
Vice President, Finance and
Interim Principal Financial
Officer (15)

Susan Riley	2011	$64,108	-	-	-	$523,671	(18)	$587,779
Executive Vice President,	2010	551,485	$1,643,578	-	$201,461	7,549	(19)	2,404,073
Finance and Administration (17)	2009	534,200	214,000	-	247,067	6,124	(20)	1,001,391

Notes to the Summary Compensation Table

(1)         Includes amounts deferred under our Deferred Compensation Plan and 401(k) Plan.

(2)         The amounts shown relate to time-vested stock awards and performance-based stock awards. The stock award grant date fair value for both time-vested and performance-based stock awards is determined in accordance with “Compensation – Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification, in the case of performance-based stock awards, based on the number of shares probable of vesting multiplied by the fair market value of our Common Stock on the grant date. For fiscal 2011, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the closing sales price of our Common Stock on the grant date, were $14,999,967, $3,136,350, $1,686,240, and $295,092 for Ms. Elfers, Mr. Bauer, Ms. Levy and Mr. Taylor, respectively. Ms. Marcus did not receive a performance-based stock award for fiscal 2011. For fiscal 2010, at the maximum possible vesting value, the performance-based stock award set forth in this column, computed on the basis of the average of the high and low selling price of our Common Stock on the grant date, was $963,050 for Ms. Levy. For fiscal 2009, at the maximum possible vesting value, the performance-based stock awards set forth in this column, computed on the basis of the average of the high and low selling price of our Common Stock on the grant date, was $7,157,788, for Ms. Elfers. For more information, see Note 3 – Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2011 fiscal year.

(3)         The amounts shown are bonuses earned in accordance with the annual bonus plan approved by the Compensation Committee at the beginning of each respective fiscal year. Amounts shown are for services performed during the fiscal year and paid during the subsequent fiscal year.

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(4)         Ms. Elfers commenced serving as our President and Chief Executive Officer on January 4, 2010.

(5)         The amount shown includes $57,429 for a driver, $16,346 for driver reimbursements, $26,199 for a leased vehicle, $1,067 for legal fees, $1,650 for tax preparation services, $9,251 for life insurance premiums, and $6,417 in other reimbursements.

(6)         The amount shown includes $93,776 for a driver, $12,380 for driver reimbursements, $29,928 for a leased vehicle, $22,094 for legal fees, $3,500 for tax preparation services, and $1,284 for life insurance premiums.

(7)         The amount shown includes $5,192 for a driver and $7,399 for life insurance premiums.

(8)         Mr. Bauer commenced serving as Chief Operating Officer on May 16, 2011.

(9)         The amount shown includes $159,835 for relocation expenses, $133,010 for relocation tax gross-ups and $804 for life insurance premiums.

(10)        Ms. Levy commenced serving as our Senior Vice President, Merchandising on June 1, 2010. Ms. Levy was subsequently promoted to Executive Vice President, Merchandising and Design on November 8, 2010.

(11)        The amount shown includes $118,975 for relocation expenses, $99,007 for relocation tax gross-ups and $1,004 for life insurance premiums.

(12)        The amount shown is for life insurance premiums.

(13)        Ms. Marcus commenced serving as our Senior Vice President, Chief Marketing Officer on November 16, 2011.

(14)        The amount shown includes $40,000 for relocation and $124 for life insurance premiums.

(15)        Mr. Taylor commenced serving as Interim Principal Financial Officer on February 10, 2011.

(16)        The amount shown includes $6,197 for matching contributions under the Company’s 401(k) plan and $310 for life insurance premiums.

(17)        Ms. Riley resigned from her positions with the Company (which included acting as the Chief Financial Officer) on February 10, 2011.

(18)        The amount shown includes $1,603 for matching contributions under the Company’s 401(k) plan, $513,614 for severance benefits, and $8,454 for life insurance premiums.

(19)        The amount shown includes $6,166 for matching contributions under the Company’s 401(k) plan and $1,382 for insurance premiums.

(20)        The amount shown includes $5,611 for matching contributions under the Company’s 401(k) plan and $513 for insurance premiums.

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Grants of Plan-Based Awards

The following table shows information about the non-equity incentive awards, equity incentive awards and other stock awards that are reflected in the Summary Compensation Table for fiscal 2011 and that were granted to the NEOs who received such awards during fiscal 2011.

									ALL OTHER STOCK	GRANT DATE
			ESTIMATED FUTURE PAYOUTS UNDER			ESTIMATED FUTURE PAYOUTS UNDER			AWARDS: NUMBER	FAIR VALUE
			NON-EQUITY INCENTIVE PLAN AWARDS			EQUITY INCENTIVE PLAN AWARDS			OF SHARES OF	OF STOCK
	GRANT		THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	STOCK OR UNITS	AND OPTION
NAME	DATE		($)(1)	($)(1)	($)(1)	(#)	(#)	(#)	(#)	AWARDS (2)
Jane Elfers	3/28/11	(3)				50,363	100,725	201,450		$4,999,989
President and Chief	3/28/11	(4)							100,725	4,999,989
Executive Officer			$600,000	$1,200,000	$2,400,000

Eric Bauer	5/17/11	(5)				9,000	18,000	36,000		$973,350
Chief Operating Officer	5/17/11	(6)							22,000	1,189,650
			$525,000	$525,000	$1,050,000

Natalie Levy	4/15/11	(7)				6,000	12,000	24,000		$632,340
Executive Vice President,	4/15/11	(8)							8,000	421,560
Merchandising and			$185,400	$370,800	$741,600
Design

Lori Tauber Marcus
Senior Vice President,	12/1/11	(9)							20,000	$1,080,800
Chief Marketing Officer

John Taylor	4/15/11	(10)				800	1,600	3,200		$84,312
Vice President, Finance	4/15/11	(11)							2,400	126,468
and Interim Principal			$37,750	$75,500	$151,000
Financial Officer

Notes to the Grants of Plan-Based Awards Table

(1)         Amounts reflect bonuses available to be earned in accordance with our annual bonus plan approved by the Compensation Committee at the beginning of fiscal 2011. As a result of the Company’s actual performance, no bonuses were paid for fiscal 2011 with the exception of (i) a $525,000 bonus paid to Mr. Bauer which the Company agreed to pay as part of his sign-on employment arrangements, and (ii) a $100,000 signing bonus paid to Ms. Marcus which the Company agreed to pay as part of her employment arrangements.

(2)         Reflects the aggregate grant date fair value of the awards, computed in accordance with “Compensation – Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification based on the fair value of our Common Stock on the date of grant. The estimated fair value of the performance-based awards is based upon the probable outcome of the performance conditions on the date that each award was communicated to each of our NEOs for the performance period and the fair market value of our Common Stock on that date.

(3)         Awarded pursuant to the terms of a performance stock award granted under the Company’s 2005 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Elfers based upon the achievement of the performance target for fiscal 2011. Earned performance shares would have vested in April 2014, provided Ms. Elfers was employed by the Company on February 1, 2014. As a result of the Company’s actual performance in fiscal 2011, no performance shares were earned under this award.

(4)         Awarded pursuant to the terms of a deferred stock award granted under the Company’s 2005 Plan. These deferred shares vest 50%, 25% and 25% on the first, second and third anniversaries of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates.

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(5)         Awarded pursuant to the terms of a performance stock award granted under the Company’s 2005 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Bauer based upon the achievement of the performance target for fiscal 2011. Earned performance shares would have vested on the third anniversary of the award date, provided Mr. Bauer was employed by the Company on that date. As a result of the Company’s actual performance in fiscal 2011, no performance shares were earned under this award.

(6)          Awarded pursuant to the terms of a deferred stock award granted under the Company’s 2005 Plan. Of the deferred shares awarded, one-third vest on each of the first, second and third anniversaries of the award date provided Mr. Bauer is employed by the Company on the respective vesting dates.

(7)         Awarded pursuant to the terms of a performance stock award granted under the Company’s 2005 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Levy based upon the achievement of the performance target for fiscal 2011. Earned performance shares would have vested on the third anniversary of the award date, provided Ms. Levy was employed by the Company on that date. As a result of the Company’s actual performance in fiscal 2011, no performance shares were earned under this award.

(8)         Awarded pursuant to the terms of a deferred stock award granted under the Company’s 2005 Plan. Of the deferred shares awarded, one-third vest on each of the first, second and third anniversaries of the award date provided Ms. Levy is employed by the Company on the respective vesting dates.

(9)          Awarded pursuant to the terms of a time-vested RSU award granted under the Company’s 2011 Plan. Of the RSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Ms. Marcus is employed by the Company on the respective vesting dates.

(10)          Awarded pursuant to the terms of a performance stock award granted under the Company’s 2005 Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Taylor based upon the achievement of the performance target for fiscal 2011. Earned performance shares would have vested on the third anniversary of the award date, provided Mr. Taylor was employed by the Company on that date. As a result of the Company’s actual performance in fiscal 2011, no performance shares were earned under this award.

(11)        Awarded pursuant to the terms of a deferred stock award granted under the Company’s 2005 Plan. Of the deferred shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Taylor is employed by the Company on the respective vesting dates.

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Outstanding Equity Awards at Fiscal Year-End

The following table contains information about equity awards held by the NEOs as of January 28, 2012 (the end of our 2011 fiscal year).

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive		Equity Incentive
	Number of	Number of	Plan Awards:						Plan Awards:		Plan Awards:
	Securities	Securities	Number of			Number of		Market Value of	Number of		Market or Payout
	Underlying	Underlying	Securities			Shares or Units		Shares or Units	Unearned Shares,		Value of Unearned
	Unexercised	Unexercised	Underlying			of Stock That		of Stock That	Units or Other		Shares, Units or
	Options	Options	Unexercised	Option Exercise	Option	Have Not		Have Not	Rights That Have		Other Rights That
	(# )	(#)	Unearned Options	Price	Expiration	Vested		Vested	Not Vested		Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)(1)	(#)		($)(1)
Jane Elfers						31,085	(2)	$1,555,804
President and Chief						100,725	(3)	5,041,286	100,725	(4)	$5,041,286
Executive Officer

Eric Bauer						22,000	(5)	$1,101,100	18,000	(6)	$900,900
Chief Operating Officer

Natalie Levy						3,333	(7)	$166,817
Executive Vice President,						2,334	(8)	116,817
Merchandising and Design						3,333	(9)	166,817
						8,000	(10)	400,400	12,000	(11)	$600,600

Lori Tauber Marcus						20,000	(12)	$1,001,000
Senior Vice President,
Chief Marketing Officer

John Taylor	5,000			$42.15	10/30/2015
Vice President, Finance and						833	(13)	$41,692
Interim Principal Financial						1,066	(14)	53,353
Officer						2,400	(15)	120,120	1,600	(16)	$80,080

Notes to the Outstanding Equity Awards at Fiscal Year-End Table

(1)         Calculated based on $50.05 per share, which was the closing market price per share of the Company’s Common Stock as reported on the NASDAQ Stock Market on January 27, 2012.

(2)         Represents the unvested portion of a deferred stock award of 93,255 shares of Common Stock granted to Ms. Elfers on January 4, 2010. Of the shares awarded, one-third vested on each of the first and second anniversaries of the award date, and one-third vests on the third anniversary of the award date, provided Ms. Elfers is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(3)         Represents the unvested portion of a deferred stock award of 100,725 shares of Common Stock granted to Ms. Elfers on March 28, 2011. Of the shares awarded, 50% vest on the first anniversary of the award date and 25% vest on each of the second and third anniversaries of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(4)         The amount shown reflects the target number of shares of Common Stock which would have been issued to Ms. Elfers pursuant to a performance stock award granted to her on March 28, 2011 based on the achievement of a performance threshold fiscal 2011. Of the performance shares awarded, any shares earned would have vested in April 2014, provided Ms. Elfers was employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan. In March 2012, the Compensation Committee determined that the performance threshold for fiscal 2011 was not met, and, accordingly, Ms. Elfers did not earn any of these performance shares.

(5)         Represents the unvested portion of deferred stock awards totaling 22,000 shares of Common Stock granted to Mr. Bauer on May 17, 2011. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Bauer is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

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(6)         The amount shown reflects the target number of shares of Common Stock which would have been issued to Mr. Bauer pursuant to a performance stock award granted to him on May 17, 2011 based on the achievement of a performance threshold for fiscal 2011. Of the performance shares awarded, any shares earned would have vested on the third anniversary of the award date, provided Mr. Bauer was employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan. In March 2012, the Compensation Committee determined that the performance threshold for fiscal 2011 was not met, and, accordingly, Mr. Bauer did not earn any of these performance shares.

(7)         Represents the unvested portion of a deferred stock award of 5,000 shares of Common Stock granted to Ms. Levy on June 1, 2010. Of the deferred shares awarded, one-third vested on the first anniversary of the award date, and one-third vests on each of the second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(8)         Represents the unvested portion of a performance stock award of 3,500 shares of Common Stock granted to Ms. Levy on June 1, 2010. The award amount was based upon the achievement of a performance threshold for fiscal 2010 and certified by the Compensation Committee in March 2011. Of the performance shares awarded, one-third vested and were delivered on the first anniversary of the award date, and one-third vests and will be delivered on each of the second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(9)          Represents the unvested portion of a deferred stock award of 5,000 shares of Common Stock granted to Ms. Levy on November 29, 2010. Of the deferred shares awarded, one-third vested on the first anniversary of the award date and one-third vest on each of the second and third anniversaries of the award date provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(10)        Represents the unvested portion of a time-vested RSU award of 8,000 shares of Common Stock granted to Ms. Levy on April 15, 2011. Of the shares awarded, on-third vest on each of the first, second and third anniversaries of the award date, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(11)        The amount shown reflects the target number of shares of Common Stock which would have been issued to Ms. Levy pursuant to a performance stock award granted to her on April 15, 2011 based on the achievement of a performance threshold for fiscal 2011. Of the performance shares awarded, any shares earned would have vested on the third anniversary of the award date, provided Ms. Levy was employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan. In March 2012, the Compensation Committee determined that the performance threshold for fiscal 2011 was not met, and, accordingly, Ms. Levy did not earn any of these performance shares.

(12)        Represents the unvested portion of a time-vested RSU award of 20,000 shares of Common Stock granted to Ms. Marcus on December 1, 2011. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Ms. Marcus is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Plan.

(13)        Represents the unvested portion of a deferred stock award of 2,500 shares of Common Stock granted to Mr. Taylor on September 21, 2009. Of the deferred shares awarded, one-third vested on the first and second anniversaries of the award date, and one-third vests on the third anniversary of the award date, provided Mr. Taylor is employed by the Company on the vesting date, subject to the terms and conditions of the 2005 Plan.

(14)        Represents the unvested portion of a deferred stock award of 1,600 shares of Common Stock granted to Mr. Taylor on September 21, 2010. Of the deferred shares awarded, one-third vested on the first anniversary of the award date, and one-third vests on each of the second and third anniversaries of the award date, provided Mr. Taylor is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

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(15)        Represents the unvested portion of a deferred stock award of 2,400 shares of Common Stock granted to Mr. Taylor on April 15, 2011. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Taylor is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(16)        The amount shown reflects the target number of shares of Common Stock which would have been issued to Mr. Taylor pursuant to a performance stock award granted to him on April 15, 2011 based on the achievement of a performance threshold for fiscal 2011. Of the performance shares awarded, any shares earned would have vested on the third anniversary of the award date, provided Mr. Taylor was employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Plan. In March 2012, the Compensation Committee determined that the performance threshold for fiscal 2011 was not met, and accordingly, Mr. Taylor did not earn any of these performance shares.

Option Exercises and Stock Vested

The following table contains information about the number of shares acquired and value realized during fiscal 2011 upon the exercise or vesting of equity awards previously granted to each of the NEOs.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares		Value
	Acquired on	Realized on	Acquired on		Realized on
	Exercise	Exercise	Vesting		Vesting
Name	(#)	($)	(#)		($)(1)
Jane Elfers	—	—	31,085	(2)	$1,654,033
President and Chief
Executive Officer

Eric Bauer	—	—	—		—
Chief Operating Officer

Natalie Levy	—	—	1,667	(3)	$82,458
Executive Vice President,			1,166	(4)	57,676
Merchandising and Design			1,667	(5)	88,726

Lori Tauber Marcus	—	—	—		—
Senior Vice President,
Chief Marketing Officer

John Taylor	—	—	2,210	(6)	$103,185
Vice President, Finance and			833	(7)	37,452
Interim Principal Financial			534	(8)	24,009
Officer

Susan Riley	—	—	43,699	(9)	$1,951,379
Executive Vice President,
Finance and Administration

Notes to the Option Exercises and Stock Vested Table

(1)         Represents the aggregate dollar amount realized based upon the fair market value of the Company’s Common Stock on the vesting date of each award.

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(2)         Represents the second partial vesting of 93,255 shares of Common Stock granted to Ms. Elfers pursuant to a deferred stock award on January 4, 2010, one-third of which are deliverable to Ms. Elfers on each of the first, second and third anniversaries of the date of grant, provided that Ms. Elfers is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(3)         Represents the first partial vesting of 5,000 shares of Common Stock granted to Ms. Levy pursuant to a deferred stock award on June 1, 2010, one-third of which are deliverable to Ms. Levy on each of the first, second and third anniversaries of the date of grant, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(4)         Represents the first partial vesting of 3,500 shares of Common Stock earned by Ms. Levy pursuant to a performance-based stock award granted to Ms. Levy on June 1, 2010, one-third of which are deliverable to Ms. Levy on each of the first, second and third anniversaries of the date of grant, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(5)         Represents the first partial vesting of 5,000 shares of Common Stock granted to Ms. Levy pursuant to a deferred stock award on November 29, 2010, one-third of which are deliverable to Ms. Levy on each of the first, second and third anniversaries of the date of grant, provided Ms. Levy is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(6)         Represents the final partial vesting of 6,500 shares of Common Stock granted to Mr. Taylor pursuant to deferred stock awards on July 14, 2008, one-third of which are deliverable to Mr. Taylor on each of the first, second and third anniversaries of the date of grant, provided Mr. Taylor is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(7)         Represents the second partial vesting of 2,500 shares of Common Stock granted to Mr. Taylor pursuant to a deferred stock award on September 21, 2009, one-third of which are deliverable to Mr. Taylor on each of the first, second and third anniversaries of the date of grant, provided Mr. Taylor is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(8)         Represents the first partial vesting of 1,600 shares of Common Stock granted to Mr. Taylor pursuant to a deferred stock award on September 21, 2010, one-third of which are deliverable to Mr. Taylor on each of the first, second and third anniversaries of the date of grant, provided Mr. Taylor is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2005 Plan.

(9) Represents performance share awards under our 2008 LTIP awarded to Ms. Riley on December 10, 2007. In March 2011, the Compensation Committee certified the achievement of certain performance targets for fiscal 2008, 2009 and 2010 and therefore determined to issue these shares of Common Stock to Ms. Riley.

Deferred Compensation Plan

Eligible employees, including our NEOs, and our directors may elect annually to defer a portion of their salary, cash bonus, director fees and stock awards under The Children’s Place Retail Stores, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 80% of their salary, 100% of their cash bonus, 100% of their director fees and/or 100% of their stock awards payable in the following calendar year. At the option of the participant, these amounts may be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts is credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan, as determined by the Compensation Committee. Directors may elect to invest cash fees in Company stock. All stock awards are distributed in the form of shares of Company stock.

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At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years. If a participant who is an employee of the Company separates from service prior to the elected commencement date for distributions and has not attained a combination of age and years of service to the Company equal to 55, then the deferred amounts will be distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question has attained a combination of age and years of service to the Company equal to 55 and has previously elected to do so on a timely basis, then the participant may receive the amounts in substantially equal annual installments over a period of up to fifteen years. If the participant is a director and separates from service prior to the elected commencement date for distributions, then the deferred amounts will be distributed immediately in a lump sum unless the recipient has elected on a timely basis to receive the amounts in substantially equal installments over a period of up to fifteen years. If the participant in question is a “specified employee” under the Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Code and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant which is demonstrated to the Compensation Committee.

The following table contains information concerning the contributions by and distributions to Eric Bauer under our Deferred Compensation Plan in fiscal 2011 and his account balance at the end of fiscal 2011. Mr. Bauer was the only NEO who participated in this Plan in fiscal 2011.

Fiscal 2011 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Fiscal 2011 ($)	Registrant Contributions in Fiscal 2011 ($)	Aggregate Earnings in Fiscal 2011(1) ($)	Aggregate Withdrawals/ Distributions in Fiscal 2011 ($)	Aggregate Account Balance at Fiscal Year End ($)
Eric Bauer
Chief Operating Officer	$4,308	-	$56	-	$4,364

Notes to the Fiscal 2011 Nonqualified Deferred Compensation Table

(1)        The amount shown does not qualify as above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified and accordingly has not been reported as compensation in the “Summary Compensation Table” above.

CEO Employment Agreement

The Company and Jane Elfers, our President and Chief Executive Officer, are parties to an employment agreement entered into in December 2009, and amended in March 2011 and March 2012 (the “amended employment agreement”).

The following table summarizes the compensation payable and paid to Ms. Elfers under her amended employment agreement in respect of fiscal 2011. The amended employment agreement requires Ms. Elfers’ continued employment for the payment of compensation and vesting of equity, and bases the performance-based annual cash bonuses and performance-based stock awards on pre-set financial criteria to be established by our Compensation Committee for purposes of Section 162(m) of the Code.

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Amended Employment Agreement

Item of Compensation	Amount	Vesting Schedule for Equity Awards
Base Salary	$1,000,000 (1)

Performance-Based Cash Bonus, at Target (2)	120% of Base Salary

Deferred Stock Award granted on March 28, 2011 (3)	100,725 shares	50,362 shares vested on March 28, 2012; 25,181 shares will vest on March 28, 2013; 25,182 shares will vest on March 28, 2014

Performance-Based Stock Award granted on March 28, 2011, at Target (4)	100,725 shares	If earned, April 2014

Notes to the Amended Employment Agreement

(1)         In March 2012, Ms. Elfers’ amended employment agreement was further amended to increase Ms. Elfer’s base salary to $1,100,000.

(2)         Under the amended employment agreement, Ms. Elfers is eligible to receive an annual performance-based cash bonus award pursuant to the Company’s annual bonus plan. The threshold, target and maximum amounts of each annual bonus are equal to 50%, 120% and, except as described below for fiscal 2012, 240%, respectively, of Ms. Elfers’ base salary. The actual annual bonus is to be paid upon the achievement of performance measure(s) established by the Compensation Committee. As a result of the Company’s actual operating income performance in fiscal 2011 (approximately $110 million), Ms. Elfers did not receive a cash bonus in respect of fiscal 2011. See “Executive Compensation – Compensation Discussion and Analysis – Performance Targets” above.

In March 2012, as part of the amendment to Ms. Elfers’ employment agreement, the Compensation Committee (and the Board) provided that Ms. Elfers’ bonus opportunity for fiscal 2012 bonus will not be capped at a maximum. Rather, based on actual Company performance, if earned, a fiscal 2012 bonus may be paid to Ms. Elfers in excess of 240% of base salary. Further, any fiscal 2012 bonus earned based upon the achievement of the operating income performance goal established by the Compensation Committee will be increased by 10% if the Company achieves a certain level of sales in fiscal 2012 and will be decreased by 10% if the Company achieves less than a certain level of sales for that fiscal year. In March 2012, the Compensation Committee also determined that the uncapping of bonus amounts and the adjustments based on sales will also be applicable to all other bonus eligible executives and employees of the Company for fiscal 2012.

(3)         Under the amended employment agreement, shares subject to this deferred stock award will be issued and delivered to Ms. Elfers as they vest, provided Ms. Elfers is employed by the Company on the last day of the Company’s fiscal year occurring prior to the respective vesting dates. Further, vesting of this deferred stock award (and other deferred stock and time-vested RSU awards held by Ms. Elfers) will accelerate and all undelivered shares will be delivered to Ms. Elfers on the earlier to occur of (i) the date which is immediately prior to a change in control which occurs while Ms. Elfers is employed by the Company and (ii) the date of termination of Ms. Elfers’ employment with the Company without cause or for good reason or due to her death or disability.

As provided in the amended employment agreement, on March 30, 2012, the Company granted Ms. Elfers a time-vested stock award having an aggregate value of $5 million on the date of grant (96,768 shares). The time-vested stock award will vest 25% (24,192 shares), 25% (24,192 shares) and 50% (48,384 shares) on March 30, 2013, March 30, 2014 and March 30, 2015, respectively, provided Ms. Elfers is employed by the Company on the last day of the Company’s fiscal year occurring prior to the respective vesting dates. Further, vesting of this time-vested stock award will accelerate on the same basis as set forth above in respect of the deferred stock award made on March 28, 2011.

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(4)         Under the amended employment agreement, Ms. Elfers is also eligible to earn 50% (threshold) of the number of target shares of Common Stock and 200% (maximum) of the number of target shares of Common Stock, depending on actual results. Any shares earned under this performance-based stock award would have been delivered in April 2014, provided that Ms. Elfers was employed by the Company on February 1, 2014 (the last day of the Company’s 2013 fiscal year). As a result of the Company’s actual operating income performance in fiscal 2011 (approximately $110 million), no performance-based shares were earned under this award. See “Executive Compensation – Compensation Discussion and Analysis – Performance Targets” above.

Under the amended employment agreement, the Company has agreed to grant to Ms. Elfers performance-based stock awards in addition to the award set forth in the above table, each having an aggregate value of $5 million on the date of grant. As provided in the amended employment agreement, an additional performance stock award was granted on January 30, 2012 (100,180 shares) and additional performance stock awards will be granted on February 4, 2013 and February 3, 2014 (the first business day of each of the Company’s fiscal 2013 and fiscal 2014 years). Each of these performance stock awards will be earned by Ms. Elfers in the event that the Company achieves a performance target established by the Compensation Committee for our fiscal year ending February 2, 2013 and performance target(s) to be established by the Compensation Committee for each of the Company’s fiscal years ending February 1, 2014 and January 31, 2015. Each of these performance stock awards may be earned by Ms. Elfers at threshold (50%), target (100%) or maximum (200%), and any earned shares will be delivered, in April 2014 (other than the performance stock award to be made on February 3, 2014, which, if earned, will be delivered in April 2017).

In certain circumstances, under the amended employment agreement, a number of performance shares under a performance-based stock award for the fiscal year in which certain events occur will accelerate and be delivered to Ms. Elfers prior to the time that the applicable performance target(s) has been determined to have been achieved. These circumstances consist of the following: (i) termination of employment due to death or disability – if the applicable performance target(s) are achieved for the applicable fiscal year, Ms. Elfers (or her estate, as applicable), will receive a prorated number of performance shares for the fiscal year of termination based on such achievement, together with any earned, but undelivered, performance shares from prior fiscal years, (ii) termination of employment without cause or for good reason – if the applicable performance target(s) are achieved for the applicable fiscal year, Ms. Elfers will receive a number of performance shares for the fiscal year of termination based on such achievement, together with any earned, but undelivered, performance shares from prior fiscal years, and (iii) a change in control – Ms. Elfers will receive the target number of performance shares for the fiscal year in which a change in control occurs, together with any earned, but undelivered, performance shares from prior fiscal years. In the event the above circumstances occur after the time that the applicable performance target(s) have been determined to have been achieved, Ms. Elfers will receive the number of performance shares, if any, earned in the applicable fiscal year as a result of the achievement of a performance target(s), together with any earned, but undelivered, performance shares from prior fiscal years.

Set forth below is a summary of certain other terms contained in Ms. Elfers’ amended employment agreement.

Board of Directors. Ms. Elfers is to be nominated for election to our Board of Directors pursuant to her amended employment agreement.

Benefits and Perquisites. During the term of her amended employment agreement, Ms. Elfers will be entitled to the perquisites described under the heading “Compensation Discussion and Analysis–Benefits and Perquisites” above and to participate in all employee benefit and perquisite plans, programs and arrangements offered by the Company as the Company generally makes available to senior executives of the Company from time to time (other than any severance plan or program).

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Awards and Benefits. Under the amended employment agreement, Ms. Elfers is eligible to be granted equity awards in addition to those provided for in the amended employment agreement. In recognition of our TSR performance and the substantial increase in our stock price experienced during Ms. Elfers’ tenure, as well as the significant progress on the Company’s growth initiatives, on April 20, 2012, the Compensation Committee granted to Ms. Elfers 100,000 time-vested RSUs. These RSUs will vest as to one-third (1/3) of the number of shares covered thereby on the first, second and third anniversaries of the date of grant and contain the same terms as Ms. Elfers’ other time-vested equity awards. See “Compensation Discussion and Analysis – Executive Summary” above.

The bonus awards, equity awards, benefits and perquisites provided to Ms. Elfers under the amended employment agreement are to be on a basis which is no less favorable to Ms. Elfers than the most favorable basis on which such awards, benefits or perquisites are granted to any other senior executive officer of the Company, except for such awards, benefits or perquisites granted to any senior executive officer in connection with an initial hire or promotion or other grants not in the regular course.

Severance. Certain severance benefits are provided in the event of a termination of Ms. Elfers' employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason or at the expiration of the term of her amended employment agreement due to the Company's issuance of a non-renewal notice. In the event of such termination and subject to a release of claims against the Company by Ms. Elfers, Ms. Elfers will be entitled to receive (i) earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination; (ii) a lump sum cash payment of any annual bonus and other incentive compensation earned, but unpaid, for the most recent fiscal year ended prior to the date of termination; (iii) an amount equal to the sum of (a) two times her then current base salary and (b) the greater of two times (x) her target bonus or (y) the average of the immediately preceding two year’s annual bonuses earned by her (the greater of clause (x) or (y), the “bonus amount”), payable in cash in equal installments (the “severance payments”) over a period of 24 months following the date of termination (the “severance period”); (iv) a lump sum cash payment of a pro-rata portion of $1.2 million for the fiscal year in which her employment terminates; and (v) continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period not to exceed the expiration of the severance period.

Change in Control. In the event of a termination of Ms. Elfers' employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason or at the expiration of the term of her amended employment agreement due to the Company's issuance of a non-renewal notice that occurs, in any case, within two years following the occurrence of a change in control which constitutes a "change in control event" within the meaning of Treasury Regulation §1.409A- 3(i)(5)(i), in addition to the amounts and benefits described in clauses (i), (ii) and (iv) of the immediately preceding paragraph, but in lieu of the severance payments and the benefits described in clauses (iii) and (v) of the immediately preceding paragraph, Ms. Elfers will be entitled to a lump sum cash severance payment in an amount equal to three times the sum of her base salary and the bonus amount and continued healthcare coverage under the Company's group health plan, at the Company's expense, and continued provision of certain benefits and perquisites, for a period of 36 months. If such a termination occurs within two years following the occurrence of a change in control which does not constitute a "change in control event" within the meaning of Treas. Reg. §1.409A-3(i)(5)(i), Ms. Elfers will receive the same benefits and amounts described above, but a portion of the change in control severance will be paid over the severance period rather than in a lump sum.

In the event that the “golden parachute” excise tax provisions of the Code are implicated because of the foregoing payments, the Company will not provide any tax gross-up to Ms. Elfers. Rather, Ms. Elfers will receive the greater of (i) the largest portion of the payment that is not subject to a “golden parachute” excise tax under Sections 280G and 4999 of the Code or (ii) the full amount of the payment if the net-after-excise tax amount retained by her would exceed the amount in clause (i).

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Restrictions and Indemnification. During the term of her amended employment agreement and for a period of 12 months following the date of termination, Ms. Elfers will be subject to restrictions on competition with the Company. During the term of her amended employment agreement and for a period of 18 months following the date of termination, Ms. Elfers will be subject to restrictions on the solicitation of the Company's employees, and of the Company’s vendors, distributors, manufacturers, lessors, independent contractors or agents for and on behalf of a competitive business. For all periods during and after the term of her amended employment agreement, Ms. Elfers will be subject to nondisclosure and confidentiality restrictions relating to the Company's confidential information and trade secrets. Ms. Elfers' amended employment agreement also contains indemnification provisions for claims that may arise in connection with Ms. Elfers' service as President and Chief Executive Officer or as a Director of the Company.

Other Arrangements

The Company does not have any employment agreements with any of its NEOs (other than Ms. Elfers) or any other member of management. As is its practice, the Company and each of the NEOs (other than Ms. Elfers and Ms. Riley) and certain other members of management are parties to offer letters which establish certain terms of employment, including base salary, target bonus as a percentage of base salary, initial equity awards, and paid time off and other benefits. The compensation and benefits paid and provided to the applicable NEOs described in this Proxy Statement are as set forth in the applicable offer letter.

Change in Control Agreements

We have entered into change in control severance agreements with our NEOs (other than Ms. Elfers), certain other executives and other key employees that require us to make payments and provide benefits in the event of the termination of his or her employment without cause or for good reason occurring in connection with a change in control of the Company. We utilize these provisions in order to recruit and retain, including to obtain a long-term commitment to employment from, executives and key employees. We believe that appropriate severance arrangements will provide our executives with important incentives to remain employed with us and to concentrate on the Company’s business objectives in circumstances where a change in control of the Company becomes imminent.

Each of Ms. Levy, Ms. Marcus and Messrs. Bauer and Taylor (as well as other executives and certain other key employees) have entered into separate change in control severance agreements, pursuant to which they are provided severance benefits upon a termination of employment in connection with a change in control. Pursuant to their change in control severance agreements, each of Ms. Levy, Ms. Marcus and Messrs. Bauer and Taylor will receive severance benefits upon a termination of his or her employment by the Company without cause or by the executive for "good reason" within two years following a change in control.

The change in control severance agreement is for two years and then automatically renews for one year terms thereafter, unless the Company provides 90 days notice of its intent to terminate the agreement. Upon a termination of employment in connection with a change in control entitling them to benefits under the agreement, Ms. Levy, Ms. Marcus and Messrs. Bauer and Taylor are to receive a lump sum severance payment equal to the sum of their respective base salaries and the average of their respective actual bonuses payable for each of the previous three years, multiplied by, in the case of Mr. Bauer, 2, in the case of Ms. Levy and Ms. Marcus, 1.5, and in the case of Mr. Taylor, 1. In addition, any vesting restrictions on the executive’s outstanding equity incentive awards would lapse upon his or her termination or, in the event that the purchaser or surviving company does not assume the award, with respect to 50% of the award if the change in control occurred within one year of the applicable grant date, with respect to 75% of the award if the change in control occurred more than one year but not more than 18 months of the applicable grant date, and the entire award if the change in control occurs more than 18 months after the applicable grant date. In addition, any vested stock options held by the executive will be exercisable until the end of the term for such stock option.

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In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of any payments to be made to an executive under the change in control severance agreements, the Company will not provide any tax gross-ups. Rather, the change in control severance agreements provide for the executives to receive the greater of (i) the largest portion of the benefits that would result in no parachute excise tax under Sections 280G and 4999 of the Code, or (ii) the largest portion of the benefits, up to and including the total, if the net after-excise-tax amount retained by the executive would exceed the amount in clause (i) above.

For purposes of the change in control severance agreements, the term “change in control” is defined as (i) the sale to any purchaser of (a) all or substantially all of the assets of the Company or (b) capital stock representing more than 50% of the stock of the Company entitled to vote generally in the election of directors, (ii) a merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving corporation is held by those who held such securities immediately prior to the transaction, (iii) if any person becomes the beneficial owners of securities representing more than 50% of the combined voting power of voting stock of the Company (or the subsidiary employing the executive) entitled to vote generally in the election of directors, or (iv) if the individuals (a) who, as of the date of the applicable agreement, constitute the Board and (b) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the original directors then still in office (the “Additional Original Directors”) and (c) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the original directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

Severance Guidelines

Under the Company’s severance guidelines, as applicable to members of senior management, upon a termination of the employment (other than in connection with a change in control) of Ms. Levy, Ms. Marcus or Messrs. Bauer or Taylor by the Company without cause, in the discretion of the Company, each of Ms. Levy, Ms. Marcus and Messrs. Bauer and Taylor would be eligible to receive salary continuation payments following termination, subject to the terms of the guidelines, in the case of Ms. Levy, as an Executive Vice President, for 18 months, in the case of Mr. Bauer, as the Chief Operating Officer, for 18 months, in the case of Ms. Marcus, as a Senior Vice President, for 12 months, and in the case of Mr. Taylor, as a Vice President, for 6 months. Pursuant to her 2011 amended employment agreement, Ms. Elfers is not eligible to receive payments under the Company’s severance guidelines. The Company has reserved the right to amend or cancel these severance guidelines at any time.

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Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each NEO upon termination of the NEO’s employment in certain circumstances, including in connection with a change in control of the Company, assuming that the triggering event occurred at year-end fiscal 2011. These amounts would be incremental to the compensation and benefit entitlements described previously in this Proxy Statement that are not contingent upon a termination or change-in-control.

						Payment of
						Deferred Stock
Name and						and	Payment of	Health &
Principal				FY2011 /		Time-Based	Performance	Welfare Benefits
Position	Termination Reason	Severance ($)		Bonus ($)		RSUs ($)	Shares ($)	($)	Total ($)
Jane Elfers	By Company without cause	$4,400,000	(a)	$1,200,000		$6,597,091	-	$30,107	$12,227,198
President and	By Executive for Good Reason	4,400,000	(b)	1,200,000		6,597,091	-	30,107	12,227,198
Chief Executive Officer	Following Change in Control	6,000,000	(c)	1,200,000		6,597,091	-	45,161	14,442,251
	Death	-		-		6,597,091	-	15,054	6,612,144
	Disability	-		-		6,597,091	-	15,054	6,612,144

Eric Bauer	By Company without cause	$1,050,000	(a)	$525,000		-	-	$22,526	$1,597,526
Chief Operating Officer	By Executive for Good Reason	-		525,000		-	-	-	525,000
	Following Change in Control	2,196,488	(b)	525,000		$1,101,100	-	22,526	3,845,114
	Death	-		525,000		1,101,100	-	-	1,626,100
	Disability	-		525,000		1,101,100	-	-	1,626,100

Natalie Levy	By Company without cause	$927,000	(a)	-		-	-	$22,580	$949,580
Executive Vice President,	By Executive for Good Reason	-		-		-	-	-	-
Merchandising and Design	Following Change in Control	1,977,600	(b)	-		$850,851	$116,772	22,580	2,967,803
	Death	-		-		850,851	116,772	-	967,623
	Disability	-		-		850,851	116,772	-	967,623

Lori Tauber Marcus	By Compoany without cause	$425,000		-		-	-	$15,054	$440,054
Sernior Vice President	By Executive for Good Reason	-		-		-	-	-	-
Chief Marketing Officer	Following Change in Control	892,500	(b)	-		$1,001,000	-	22,580	1,916,080
	Death	-		-		1,001,000	-	-	1,001,000
	Disability	-		-		1,001,000	-	-	1,001,000

John Taylor	By Company without cause	$151,000	(a)	$150,000		-	-	$7,527	$308,527
Interim Principal Finance	By Executive for Good Reason	-		-		-	-	-	-
Officer and	Following Change in Control	151,000	(a)	150,000	(c)	$215,165	-	7,527	523,692
Vice President - Finance	Death	-		150,000		215,165	-	-	365,165
	Disability	-		-		215,165	-	-	215,165

Notes to the Potential Payments Upon Termination or Change in Control Table

(a)          Paid by way of salary continuation.

(b)          Paid in a lump sum.

(c)          Assumes termination following change in control is by the Company without Cause. A Good Reason termination following a change in control would result in forfeiture of this bonus.

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Compensation of Directors

Compensation for the non-employee directors is set by the Board at the recommendation of the Compensation Committee. Compensation paid to the non-employee directors is in the form of cash retainer payments and Company equity pursuant to our 2011 Plan that provides for fixed annual grants.

In fiscal 2011, non-employee director compensation consisted of the following, as applicable:

Annual Retainer
Cash	$60,000
Equity Grant	A time-vested RSU award having a fair market value of $100,000 as determined on the first business day of the Company’s fiscal year
Additional Annual Retainer for the Chairman of the Board and Committee Chairs
Chairman	$100,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000
Additional Annual Retainer for the members of Committees
Audit Committee	$13,500
Compensation Committee	$ 7,500
Nominating & Corporate Governance Committee	$ 3,000

The Company also pays or reimburses directors for travel expenses relating to attending meetings of our Board, its committees and annual meetings of stockholders, and reimburses directors in an amount not to exceed $6,000 per year for attendance at director educational seminars. In addition, all directors are eligible to receive 15 discount cards for our merchandise in accordance with our employee merchandise discount policy, which they may distribute to their friends and family at their discretion.

Employee directors are paid for their services to the Company as employees and do not receive any additional compensation for serving on the Company’s Board. Accordingly, employee directors are not eligible for the annual retainer or other director fees.

The following table shows the compensation earned by each non-employee director in fiscal 2011.

Directors' Compensation

	EARNED
	OR PAID	STOCK		ALL OTHER
	IN CASH	AWARDS		COMPENSATION
	($)(1)	($)(2)		($)	TOTAL ($)
Norman Matthews	$169,593	$99,980	(3)		$269,574
Joseph Alutto	78,000	99,980	(3)	$2,400	180,380
Chuck Crovitz (4)	18,132	99,980			118,112
Malcolm Elvey	74,407	99,980	(3)		174,387
Robert Fisch	67,500	99,980	(3)		167,480
Joseph Gromek	47,102	69,598	(5)		116,700
James Iannone	69,420	99,980	(3)		169,401
Sally Frame Kasaks	96,000	99,980	(3)		195,980
Louis Lipschitz	101,500	99,980	(3)		201,480

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Notes to the Directors’ Compensation Table

(1)         Represents the aggregate dollar amount of all fees earned in cash for services as a Director.

(2)         Represents the stock award grant date fair value recognized for financial statement reporting purposes in accordance with the “Compensation – Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification. For more information see Note 3 – Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K. The fair value of deferred stock awards is defined as the average of the high and low trading price of the Company’s Common Stock on the grant date (in the case of Mr. Gromek, the closing price). Stock awards to those who have attained the age of retirement are subject to accelerated expensing for financial reporting purposes. Each of Dr. Alutto, Ms. Frame Kasaks and Messrs. Elvey, Lipschitz and Matthews have reached retirement age, and consequently each stock award received by him or her is subject to accelerated vesting upon retirement from the Board unless otherwise waived by such director.

(3)         On January 30, 2011, this director was granted a deferred stock award of 2,330 shares of Common Stock, which fully vested on January 30, 2012. See “Stock Ownership” – Stock Ownership of Directors and Executive Officers” below for information concerning the beneficial ownership of our Common Stock by our directors.

(4)         Mr. Crovitz retired from the Board of Director on May 20, 2011. On January 30, 2011, Mr. Crovitz was granted a deferred stock award of 2,330 shares of Common Stock, which award was forfeited upon Mr. Crovitz’s retirement.

(5)         On May 20, 2011, upon his election to the Board, Mr. Gromek was granted a deferred stock award of 1,376 shares of Common Stock, which will fully vest on May 20, 2012.

Deferral of Fees

Under the Company’s Deferred Compensation Plan discussed above, directors may elect to defer all or a part of their director fees and deferred stock awards.

In December 2010, the Board determined to amend the Deferred Compensation Plan to permit members of the Board to invest deferred cash fees in the Company’s Common Stock. A director who elects to invest deferred cash fees in Common Stock will receive shares upon completion of the deferral period. This revision to the Deferred Compensation Plan was first available to directors for fees deferred in fiscal 2011.

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STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of Common Stock of each director, each director nominee, each of the NEOs appearing in the Summary Compensation Table who continue with the Company, and the directors and executive officers (including the NEOs) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Company stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

SHARES
BENEFICIALLY
NAME OF BENEFICAL OWNER (1)	OWNED (2)
Norman Matthews (3)	25,868
Joseph Alutto (4)	25,724
Jane Elfers (5)	86,577
Malcolm Elvey (6)	23,330
Robert Fisch (7)	52,808
Joseph Gromek (8)	7,876
James Iannone (9)	3,648
Sally Frames Kasaks (10)	50,718
Louis Lipschitz (11)	23,898
Eric Bauer (12)	7,333
Natalie Levy (13)	8,403
Lori Tauber Marcus (14)	-
John Taylor (15)	15,180
All directors and executive officers as a group (21 persons)	342,170

Notes to the Stock Ownership Table

(1)         Information about Common Stock holdings in the above table and in these footnotes is as of April 16, 2012. Unless stated otherwise in these notes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

(2)         Each person named in the table beneficially owns less than 1.0% of the outstanding Common Stock. The directors and executive officers as a group beneficially own approximately 1.4% of the outstanding Common Stock.

(3)         Does not include 2,004 shares of Common Stock granted pursuant to a deferred stock award not yet vested and 9,202 shares of Common Stock credited to Mr. Matthews’ deferral account under the Company’s Nonqualified Deferred Compensation Plan. Mr. Matthews has no voting or investment power over shares credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan.

(4)         Includes 15,000 shares of Common Stock issuable to Dr. Alutto upon exercise of outstanding stock options exercisable within 60 days of April 16, 2012. Does not include 2,004 shares of Common Stock granted pursuant to a time-vested stock award not yet vested or 4,822 shares of Common Stock credited to Dr Alutto’s deferral account under the Company’s Nonqualified Deferred Compensation Plan. Dr. Alutto has no voting or investment power over shares of Common Stock credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan.

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(5)         Does not include 178,216 shares of Common Stock granted pursuant to time-vested stock awards not yet vested.

(6)         Includes 21,000 shares of Common Stock issuable to Mr. Elvey upon exercise of outstanding stock options exercisable within 60 days of April 16, 2012. Does not include 2,004 shares of Common Stock granted pursuant to a time-vested stock award not yet vested.

(7)         Includes 39,000 shares of Common Stock issuable to Mr. Fisch upon exercise of outstanding stock options exercisable within 60 days of April 16, 2012. Does not include 2,004 shares of Common Stock granted pursuant to a time-vested stock award not yet vested.

(8)         Does not include 2,004 shares of Common Stock granted pursuant to a time-vested stock award not yet vested.

(9)         Does not include 2,004 shares of Common Stock granted pursuant to a time-vested stock award not yet vested.

(10)        Includes 35,000 shares of Common Stock issuable to Ms. Frame Kasaks upon exercise of outstanding stock options exercisable within 60 days of April 16, 2012. Does not include 2,004 shares of Common Stock granted pursuant to a time-vested stock award not yet vested.

(11)        Includes 15,000 shares of Common Stock issuable to Mr. Lipschitz upon exercise of outstanding stock options exercisable within 60 days of April 16, 2012. Does not include 2,004 shares of Common Stock granted pursuant to a time-vested stock award not yet vested.

(12)        Does not include 14,667 shares of Common Stock granted pursuant to a time-vested stock award not yet vested.

(13)        Does not include 10,333 shares of Common Stock granted to Ms. Levy pursuant to time-vested stock awards not yet vested and 1,167 shares of Common Stock earned pursuant to a performance-based stock award not yet vested.

(14)        Does not include 20,000 shares of Common Stock granted pursuant to a time-vested stock award not yet vested.

(15)        Includes 5,000 shares of Common Stock issuable to Mr. Taylor upon exercise of outstanding stock options exercisable within 60 days of April 16, 2012. Does not include 3,500 shares of Common Stock granted pursuant to time-vested stock awards not yet vested.

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Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock as of April 16, 2012.

	SHARES
	BENEFICIALLY	PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER	OWNED	OF CLASS
BlackRock, Inc. (1)	2,656,309	10.9%
Adage Capital Partners, L.P. (2)	1,999,414	8.2%
Wellington Management Company, LLP (3)	1,922,208	7.9%
Fisher Investments (4)	1,493,859	6.1%
The Vanguard Group, Inc. (5)	1,350,616	5.5%
Royce & Associates, LLC. (6)	1,344,100	5.5%

Notes to the Stock Ownership of Certain Beneficial Owners Table

(1)         According to a Statement on Schedule 13G filed with the SEC on January 10, 2012, as of December 31, 2011, BlackRock, Inc., a Delaware corporation with an address of 40 East 52nd Street, New York, New York 10022, had sole voting power and dispositive power with respect to 2,656,309 shares. According to the Schedule 13G, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares, but no such person’s interest in the shares is in excess of five percent of the Company’s Common Stock.

(2)         According to a Statement on Schedule 13G filed with the SEC on February 14, 2011, as of December 31, 2011, each of Adage Capital Partners, L.P., a Delaware limited partnership, Adage Capital Partners GP, L.L.C., a Delaware limited liability company, Adage Capital Advisors, L.L.C., a Delaware limited liability company, Robert Atchinson and Phillip Gross, all with an address of 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116, had shared voting power and dispositive power with respect to 1,999,414 shares.

(3)         According to a Statement on Schedule 13G filed with the SEC on February 14, 2011, as of December 31, 2010, Wellington Management Company, LLP, a Massachusetts limited liability partnership (“Wellington Management”), with an address of 280 Congress Street, Boston, Massachusetts 02210, had shared voting power with respect to 1,585,009 shares and shared dispositive power with respect to 2,152,363 shares in its capacity as an investment adviser. According to the Schedule 13G, the shares are owned of record by clients of Wellington Management, and no such client is known to have dispositive power with respect to more than five percent of the Company’s Common Stock.

(4)         According to a Statement on Schedule 13G filed with the SEC on February 11, 2011, as of December 31, 2010, Fisher Investments, Inc., a Delaware corporation with an address of 13100 Skyline Boulevard, Woodside, California 94062-4527, had sole voting power and dispositive power with respect to 1,493,859 shares.

(5)         According to a Statement on Schedule 13G filed with the SEC on February 10, 2012, as of December 31, 2011, The Vanguard Group, Inc., a Pennsylvania corporation with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania, 19335 had sole voting power with respect to 39,766 shares, sole dispositive power with respect to 1,210,350 shares, and shared dispositive power with respect to 39,766 shares.

(6)         According to a Statement on Schedule 13G filed with the SEC on January 9, 2012, as of December 31, 2011, Royce & Associates, LLC, a New York limited liability company with an address of 745 Fifth Avenue, New York, New York, 10151, had sole voting power and dispositive power with respect to 1,344,100 shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons owning more than 10% of a class of the Company’s stock to file reports with the SEC and the NASDAQ Stock Market regarding their ownership of the Company’s stock and any changes in such ownership. The Company undertakes to file such reports on behalf of its directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company’s review of copies of these reports and executive officer and director certifications, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with during fiscal 2011, except for Ms. Marcus and Messrs. Giannelli and Marshall, each of whom filed a Form 3 one day late with respect to their appointments as executive officers of the Company, Messrs. McCracken and Taylor, each of whom filed a Form 3 22 days late with respect to their appointments as executive officers of the Company, Dr. Alutto and Mr. Matthews, each of whom filed a Form 4 three days late with respect to his acquisition of 404 shares and 899 shares, respectively, of our Common Stock pursuant to a deferral election made under the Company’s Nonqualified Deferred Compensation Plan, Mr. Bauer, who filed a Form 4 one day late with respect to the award of 22,000 shares of our Common Stock granted under our 2005 Equity Plan, Mark Rose, the Company’s former Senior Vice President, Chief Supply Chain Officer, who filed a Form 4 one day late with respect to his exercise of options to acquire 10,000 shares of Common Stock and subsequent sale of such shares, and Ms. Levy, who filed a Form 4 seventy days late with respect to the award of 5,000 shares of our Common Stock granted under our 2005 Equity Plan. The Company has instituted internal procedures to better assure compliance with Section 16(a) filing requirements.

Certain Relationships and Related Transactions

The Company has a long-standing policy prohibiting its directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct and the Company’s Supplemental Conflict of Interest Policies and Procedures for Merchandise Procurement, both of which are in writing and have been adopted by the Board.

The Nominating and Corporate Governance Committee approves all related person transactions, including related person compensation arrangements. Pursuant to the Company’s Related Person Transactions Policy, each related person is responsible for notifying the Company’s legal department of any potential related party transaction in which such person, or any member of his or her immediate family, may be directly or indirectly involved as soon as he or she becomes aware of such a transaction. The Nominating and Corporate Governance Committee is provided the details of the transaction and will determine whether to approve the transaction taking into consideration, among other things, (i) whether the terms of the transaction are fair to the Company and are comparable to the terms that would exist in a similar transaction with an unaffiliated third party, (ii) whether there are business reasons for the Company to enter into the transaction, (iii) whether the transaction would impair the independence of a non-management director and (iv) whether the transaction would present or create the appearance of an improper conflict of interest for any related person, taking into account the size of the transaction and the direct or indirect nature of the interest of the related person in the transaction. In addition, the Nominating and Corporate Governance Committee reviews all on-going related person transactions on at least an annual basis to ensure that such transactions are being pursued in accordance with the understandings made at the time such transactions were originally approved and if any changes should be pursued.

Based on the Company’s review of its transactions, there were no transactions considered to be a related person transaction during fiscal 2011.

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PROPOSALS REQUIRING YOUR VOTE

The following three proposals will be presented at the Annual Meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

PROPOSAL 1: ELECTION OF TWO CLASS III DIRECTORS

The Company’s charter and bylaws provide for a “classified” Board comprised of three classes, designated Classes I, II and III, whose members serve staggered three-year terms. Class I directors were last elected at the Company’s 2010 Annual Meeting of Stockholders, Class II directors were last elected at the Company’s 2011 Annual Meeting of Stockholders and Class III directors were last elected at the Company’s 2009 Annual Meeting of Stockholders. Class III directors are to be elected at this year’s Annual Meeting and will serve for a three-year term, extending until the third succeeding Annual Meeting, and in each case until their successors are duly elected and qualified.

The Board has nominated Norman Matthews and Kenneth Reiss for election as Class III Directors at the Annual Meeting. Mr. Matthews currently serves as a Class III Director of the Company. Mr. Reiss is a new nominee to serve as a Class III Director. If you elect these two nominees, they will hold office until the annual meeting of stockholders to be held in the Spring of 2015 or until their successors have been elected and qualified.

Biographical information regarding the nominees and information regarding the qualifications of the nominees appears under the heading “Governance of the Company - Board Nominees” in this Proxy Statement.

The Board of Directors recommends a vote FOR the two nominees for Class III Director listed above.

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PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for fiscal 2012. BDO USA, LLP has audited the accounts of the Company since October 2007. The Board considers it desirable to continue the services of BDO USA, LLP.

The fees billed or expected to be billed by BDO USA, LLP for professional services rendered to the Company during fiscal 2011 and 2010 are set forth below.

BDO USA, LLP Fees
(in millions)

	Fiscal 2011	Fiscal 2010
Audit Fees	$1,398	$1,507
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,398	$1,507

Audit Fees

These amounts represent fees billed or expected to be billed by BDO USA, LLP for professional services rendered for the audits of the Company’s annual financial statements for fiscal 2010 and fiscal 2011 and the effectiveness of its internal controls over financial reporting as of January 28, 2012 and January 29, 2011, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related, Tax or Other Fees

None.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. During fiscal 2010 and fiscal 2011, all audit-related fees were pre-approved by the Audit Committee.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the stockholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its charter.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2012.

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PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY”)

As discussed under the heading “Compensation Discussion and Analysis” above, the Company’s executive compensation program is designed to attract, retain and motivate the performance of the executive management talent who are expected to advance both the short-term and long-term interests of our stockholders. Additionally, the Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is tied to performance of the Company.

For these reasons and the others described elsewhere in this Proxy Statement, the Board recommends that the Company’s stockholders vote in favor of approving the compensation of the NEOs as described in the narrative disclosure, tables and footnotes contained in this Proxy Statement (including under the heading “Compensation Discussion and Analysis” and in the Summary Compensation Table for fiscal 2011), excluding the portions not applicable to NEOs (such as director compensation) and those applicable to the Company’s employees generally.

The Board recommends approval of the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers for the fiscal year ended January 28, 2012, as disclosed in the Company’s Proxy Statement for fiscal 2011 pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The above “Say on Pay” vote is an advisory vote only and is not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee will consider, in their discretion, the result of the “Say on Pay” vote in future compensation decisions for NEOs.

The Board of Directors recommends a vote FOR the resolution approving the compensation of the Company’s NEOs as described in this Proxy Statement.

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STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative stockholder return on our Common Stock with the return on the Total Return Index for The NASDAQ Stock Market (US) and The NASDAQ Retail Trade Stocks. The graph and the second table below assume that $100 was invested on February 3, 2007 in each of our Common Stock, The NASDAQ Stock Market (US) index and The NASDAQ Retail Trade Stock index. The first table below sets forth the closing price of our Common Stock and the closing indices for The NASDAQ Stock Market (US) and The NASDAQ Retail Trade Stocks on the last day of certain of our fiscal years.

Date	The Children's Place - "PLCE"	NASDAQ US	NASDAQ RETAIL TRADE STOCKS
2/3/2007	58.310	842.827	548.239
2/2/2008	19.780	813.974	485.385
1/31/2009	18.810	400.522	312.127
1/30/2010	31.800	579.464	463.164
1/29/2011	43.270	742.933	577.479
1/28/2012	50.050	1011.628	699.415

Date	The Children's Place - "PLCE"	NASDAQ US	NASDAQ RETAIL TRADE STOCKS
2/3/2007	100.000	100.000	100.000
2/2/2008	33.922	96.580	88.540
1/31/2009	32.259	60.324	56.931
1/30/2010	54.536	88.055	84.486
1/29/2011	72.492	111.882	105.329
1/28/2012	85.834	120.016	127.574

55

OTHER INFORMATION

Future Stockholder Proposals

Under the rules of the SEC, if you wish us to include a proposal in the Proxy Statement for next year’s Annual Meeting, we must receive it no later than Friday, December 28, 2012.

Under the Company’s by-laws, if you wish to submit a proposal for consideration at next year’s annual meeting of stockholders, the Secretary of the Company must receive your proposal at least 45 days but not more than 60 days prior to the date of that annual meeting of stockholders; provided, however, that in the event less than 55 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Secretary of the Company must receive your proposal no later than the close of business on the tenth day following the date on which notice of the date of the meeting is mailed or public disclosure is made, whichever first occurs. Your proposal also must comply with certain information requirements set forth in the Company’s by-laws. You may obtain a copy of our by-laws from the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting of stockholders other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.

Nominations for Director

Nominations for directors of the Company may be made at an annual meeting of stockholders by the Board or by any stockholder of the Company who complies with the information and timely notice requirements of the Company’s by-laws. In addition, the Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in writing if such candidates meet our criteria for Board membership. The deadline for nominations for next year’s annual meeting of stockholders is the same as described above under “Future Stockholder Proposals”.

Cost and Methods of Soliciting Proxies

We pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained MacKenzie Partners, Inc. to solicit proxies by mail, courier, telephone, facsimile and e-mail. In connection with its retention, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services upon request. We will pay a fee of approximately $10,000 to MacKenzie Partners, Inc. plus out-of-pocket expenses for these services.

Available Information

The Company’s web site address is http://www.childrensplace.com. The information contained on the Company’s web site is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its internet web site, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company’s web site are the Company’s Code of Conduct and Corporate Governance Guidelines and the charters of the Committees of the Board. Hard copies of these materials are also available free of charge from the Company’s Investor Relations department.

Other Business

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the Annual Meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the Annual Meeting and you have voted by proxy, the members of the Proxy Committee have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

56

By order of the Board of Directors,

Bradley P. Cost
Senior Vice President, General Counsel and Secretary

The Children’s Place Retail Stores, Inc.

500 Plaza Drive

Secaucus, New Jersey 07094

April 27, 2012

57

ANNUAL MEETING OF STOCKHOLDERS OF

THE CHILDREN'S PLACE RETAIL STORES, INC.

June 13, 2012

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00000330303000000000 5 061312

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the persons listed below to serve as Class III directors of The Children's Place Retail Stores, Inc. for a three-year term and in each case until his successor is duly elected and qualified.

		FOR	AGAINST	ABSTAIN
Norman Matthews	Class III Director	☐	☐	☐
Kenneth Reiss	Class III Director	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of The Children's Place Retail Stores, Inc. for the fiscal year ending February 2, 2013.	☐	☐	☐
3. To approve, by non-binding vote, executive compensation as described in the proxy statement.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as specified above. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

58

ANNUAL MEETING OF STOCKHOLDERS OF

THE CHILDREN'S PLACE RETAIL STORES, INC.

June 13, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT on Tuesday, June 12, 2012.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting

COMPANY NUMBER	
ACCOUNT NUMBER	

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

00000330303000000000 5 061312

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the persons listed below to serve as Class III directors of The Children's Place Retail Stores, Inc. for a three-year term and in each case until his successor is duly elected and qualified.

		FOR	AGAINST	ABSTAIN
Norman Matthews	Class III Director	☐	☐	☐
Kenneth Reiss	Class III Director	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of The Children's Place Retail Stores, Inc. for the fiscal year ending February 2, 2013.	☐	☐	☐
3. To approve, by non-binding vote, executive compensation as described in the proxy statement.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as specified above. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

59

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on June 13, 2012:

The proxy statement and form of proxy distributed by the Board of Directors and the Company's Form 10-K Annual Report for the fiscal year ended January 28, 2012 are available at http://www.childrensplace.com under the section "Investor Relations."

0

THE CHILDREN'S PLACE RETAIL STORES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CHILDREN'S PLACE RETAIL STORES, INC.

The undersigned hereby appoints Jane T. Elfers and Bradley P. Cost (the "Proxy Committee"), and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Children's Place Retail Stores, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Children's Place Retail Stores, Inc. to be held at the Tarrytown House Estate and Conference Center, 49 East Sunnyside Lane, Tarrytown, New York on Wednesday, June 13, 2012, at 9:00 a.m. Tarrytown, New York time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

14475

60